UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

AMCOL INTERNATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMCOL INTERNATIONAL CORPORATION
2870 Forbs Avenue
Hoffman Estates, Illinois 60192

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 6, 2010

To Our Shareholders:

The annual meeting of shareholders of AMCOL International Corporation, the Company or AMCOL, will take place on Thursday, May 6, 2010, at 11:00 AM, Central Daylight Saving Time, at AMCOL Corporate Headquarters, 2870 Forbs Avenue, Hoffman Estates, Illinois, for the following purposes:

1.	To elect three (3) directors for a three-year term or until their successors are elected and qualified;

2.	To ratify the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010;

3.	To approve the AMCOL International Corporation 2010 Long-Term Incentive Plan;

4.	To approve the AMCOL International Corporation 2010 Cash Incentive Plan; and

5.	To transact any other business which properly comes before the annual meeting.

The Board of Directors recommends that you vote “FOR” each of AMCOL’s nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and “FOR” both the Long-Term Incentive Plan and the Cash Incentive Plan.

Only shareholders of record of AMCOL’s common stock as of the close of business on March 9, 2010 will be entitled to notice of and to vote at the annual meeting and at any adjournments of the annual meeting.

This year, we are once again pleased to announce that we are taking advantage of the Securities and Exchange Commission rule that authorizes us to furnish proxy materials to our shareholders over the Internet.  On March 23, 2010, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our shareholders to access our proxy statement and annual report over the Internet and vote online.  In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how to request a paper copy of the proxy statement and annual report.

It is important that your shares be represented at the annual meeting.  Whether or not you plan to attend the annual meeting in person, please vote on the matters to be considered.  You may vote your shares over the Internet or by a toll-free telephone number.  If you request and receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the self-addressed, postage-paid envelope provided.  Please do not submit a proxy card if you have voted by telephone or the Internet.  Instructions regarding all three methods of voting are contained in the Notice of Internet Availability of Proxy Materials.  If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person.  Thank you for your interest and cooperation.

By Order of the Board of Directors,

James W. Ashley, Jr.

Secretary

Hoffman Estates, Illinois
March 23, 2010

AMCOL INTERNATIONAL CORPORATION
2870 Forbs Avenue
Hoffman Estates, Illinois 60192

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 6, 2010

INTRODUCTION

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of AMCOL International Corporation, the Company or AMCOL, for use at our annual meeting of shareholders to be held on Thursday, May 6, 2010 at 11:00 AM, Central Daylight Saving Time, at AMCOL Corporate Headquarters, 2870 Forbs Avenue, Hoffman Estates, Illinois, and at any adjournment of the annual meeting.  On March 23, 2010, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our shareholders to access our proxy statement and annual report over the Internet and vote online.  In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how to request a paper copy of the proxy statement and annual report.

At the annual meeting, you will be asked to consider and vote upon the following matters:

1.	To elect three (3) directors for a three-year term or until their successors are elected and qualified;

2.	To ratify the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010;

3.	To approve the AMCOL International Corporation 2010 Long-Term Incentive Plan;

4.	To approve the AMCOL International Corporation 2010 Cash Incentive Plan; and

5.	To transact any other business which properly comes before the annual meeting.

The Board of Directors recommends that you vote “FOR” each of AMCOL’s nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and “FOR” both the Long-Term Incentive Plan and the Cash Incentive Plan.

It is important that your shares be represented at the annual meeting.  Whether or not you plan to attend the annual meeting in person, please vote on the matters to be considered.  You may vote your shares over the Internet or by a toll-free telephone number.  If you request and receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the self-addressed, postage-paid envelope provided.  Please do not submit a proxy card if you have voted by telephone or the Internet.  Instructions regarding all three methods of voting are contained in the Notice of Internet Availability of Proxy Materials.  If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person.

The date of this proxy statement is March 23, 2010.

THE ANNUAL MEETING

General

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AMCOL for use at the annual shareholders meeting to be held on Thursday, May 6, 2010, at 11:00 AM, Central Daylight Saving Time, at AMCOL Corporate Headquarters, 2870 Forbs Avenue, Hoffman Estates, Illinois, and at any adjournment of the annual meeting.

Under rules and regulations of the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each shareholder, we are now furnishing our proxy materials over the Internet.  As a result, we are mailing a Notice of Internet Availability of Proxy Materials instead of a printed copy of the proxy materials.  You will have the ability to access the proxy materials over the Internet and to request to receive a paper copy by mail.  Instructions on how to access the proxy materials over the Internet or request a paper copy may be found in the Notice of Internet Availability of Proxy Materials.  The Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials and how you may submit your proxy via telephone or the Internet.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about March 23, 2010.

Record Date

The Board of Directors has fixed the close of business on March 9, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournment.  Accordingly, only holders of record of AMCOL’s common stock at the close of business on the record date will be entitled to vote at the annual meeting, either by proxy or in person.  As of the record date, there were 30,935,996 shares of AMCOL’s common stock issued and outstanding.

Purpose of the Annual Meeting; Recommendations of the Board of Directors

At the annual meeting, AMCOL’s shareholders will be asked to consider and vote upon the following matters:

1.	To elect three (3) directors for a three-year term or until their successors are elected and qualified;

2.	To ratify the Audit Committee’s selection of Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm for the year ending December 31, 2010;

3.	To approve the AMCOL International Corporation 2010 Long-Term Incentive Plan;

4.	To approve the AMCOL International Corporation 2010 Cash Incentive Plan; and

5.	To transact any other business which properly comes before the annual meeting.

The Board of Directors recommends that you vote “FOR” each of AMCOL’s nominees for director, “FOR” the ratification of the selection of Ernst & Young as our independent registered public accounting firm and “FOR” both the Long-Term Incentive Plan and the Cash Incentive Plan.

Proxies; Vote Required

In deciding all questions, a holder of AMCOL’s common stock is entitled to one vote, in person or by proxy, for each share held in such holder’s name on the record date.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of AMCOL’s common stock is necessary to constitute a quorum at the annual meeting.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting.  Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee lacks discretionary power to vote such shares.

With respect to the election of directors, shareholders may vote (a) in favor of all nominees; (b) to withhold votes as to all nominees; or (c) to withhold votes for specific nominees.  Directors are elected by a plurality vote, so the three director nominees receiving the greatest number of votes will be elected.  Votes withheld and broker non-votes will be counted as present for purposes of determining a quorum.  Withheld votes and broker non-votes will not affect the outcome of the election.

With respect to the proposals to ratify the selection of Ernst & Young as our independent registered public accounting firm and approve the Long-Term Incentive Plan and the Cash Incentive Plan, on each proposal shareholders may: (a) vote in favor of the proposal; (b) vote against the proposal; or (c) abstain from voting on the proposal.  The ratification of the selection of Ernst & Young and the approval of the Long-Term Incentive Plan and the Cash Incentive Plan each require approval by a majority of the shares of common stock represented at the meeting and entitled to vote, assuming a quorum is present.  Both abstentions and broker non-votes will be considered as present but will not be considered as votes in favor of each matter.  However, broker non-votes are excluded from the “for,” “against” and “abstain” counts, and instead are reported as simply “broker non-votes.”  Consequently, abstentions have the effect of voting against these proposals, while broker non-votes have no effect as to voting for or against any such matter.

Under New York Stock Exchange rules, the proposals to ratify the selection of Ernst & Young and approve the Cash Incentive Plan are considered “discretionary” items.  Therefore, brokers may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions to the broker.  In contrast, the proposals to elect directors and approve the Long-Term Incentive Plan are “non-discretionary” items, and brokers who have not received voting instructions from their clients may not vote on these proposals.  Please note that this year the rules regarding how brokers may vote your shares have changed.  Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

The New York Stock Exchange rules provide that the total votes cast on the approval of the Long-Term Incentive Plan must represent over 50% of the outstanding common stock entitled to vote.

All properly executed proxies received by AMCOL prior to the annual meeting and not revoked will be voted in accordance with the instructions provided.  Unless contrary instructions are indicated, proxies will be voted “FOR” each of AMCOL’s nominees for director, “FOR” the ratification of the selection of Ernst & Young and “FOR” both the Long-Term Incentive Plan and the Cash Incentive Plan.  The Board of Directors knows of no other business that will be presented for consideration at the annual meeting.  If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

How to Vote

You may vote your shares over the Internet or by a toll-free telephone number. If you request and receive a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the self-addressed, postage-paid envelope provided.  Please do not submit a proxy card if you have voted by telephone or the Internet.  Instructions regarding all three methods of voting are contained in the Notice of Internet Availability of Proxy Materials.  If you attend the annual meeting, you may revoke your proxy and, if you wish, vote your shares in person.

Revocation of Proxies

Any shareholder may revoke his or her proxy at any time prior to or at the annual meeting by doing any of the following:

•	voting by telephone or the Internet on a later date;
•	submitting a duly executed proxy bearing a later date;
•	giving written notice to the Secretary of AMCOL at 2870 Forbs Avenue, Hoffman Estates, Illinois 60192; or
•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not, in itself, constitute revocation of a proxy.

Proxy Solicitation and Expenses

The accompanying proxy is being solicited on behalf of the Board of Directors of AMCOL.  All expenses of this solicitation will be paid by AMCOL.  Solicitation of holders of AMCOL’s common stock by mail, telephone, facsimile, e-mail or by personal solicitation may be done by directors, officers and regular employees of AMCOL, for which they will receive no additional compensation.  In the event that beneficial owners of our shares request paper copies of our proxy materials, brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of AMCOL’s common stock as of the record date will be requested to forward such proxy soliciting material to the beneficial owners of such shares and will be reimbursed by AMCOL for their reasonable out-of-pocket expenses.

PROPOSAL ONE:
ELECTION OF DIRECTORS

AMCOL’s Certificate of Incorporation divides the Board of Directors into three classes, with the members of one class elected each year for a three-year term.  The Board is comprised of nine (9) directors, equally divided into the three classes.  The terms of the Class III directors will expire at the annual meeting.  The names of the nominees and current Class I and Class II directors are set forth below, along with their present positions, their principal occupations and directorships held with other public companies during the past five years, their ages and the year first elected as a director, as well as the experience, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company.

Information Concerning Nominees

Class III
(If elected, term to expire in 2013)

Name	Age	Director Since	Principal Occupation for Last Five Years and Experience and Qualifications
Arthur Brown	69	1990
Retired Chairman and Chief Executive Officer of Hecla Mining Company, a producer of precious metals.  Also a director of Idaho Independent Bank.  Mr. Brown has extensive mining experience, as well as management and financial experience in various leadership positions, and has contributed his experience to the Board since joining.

Jay D. Proops	68	1995
Private investor since 1995; prior thereto, Vice Chairman and co-founder of The Vigoro Corporation, a manufacturer and distributor of fertilizers and related products.  Director of Chemtura Corporation from 2005 until 2006. Mr. Proops’ financial and public company experience has resulted in continued contributions to the Board.

Paul C. Weaver*	47	1995
Managing Partner of Consumer Aptitudes, Inc. from 1997 to 2002; Vice President of Information Resources, Inc. from 2002 to 2006 (both companies engage in marketing research); private investor since June 2006.  Mr. Weaver has extensive experience in marketing, as well as consumer and retailer research.  He has made continued contributions to the operations of the Board.

*  Paul C. Weaver and Audrey L. Weaver are first cousins.

The Board of Directors recommends that AMCOL’s shareholders vote “FOR” each of the nominees named above.

Information Concerning Continuing Members of the Board

Class I
(Term expiring in 2011)

Name	Age	Director Since	Principal Occupation for Last Five Years and Experience and Qualifications
John Hughes	67	1984
Chairman of the Board; Chief Executive Officer of AMCOL from 1985 until May 2000.  While Chief Executive Officer of AMCOL, Mr. Hughes developed a special understanding of the workings of AMCOL.  He has used this experience to make contributions while on the Board.

Clarence O. Redman	67	1989
Retired.  Previously, of counsel to Locke Lord Bissell & Liddell LLP from 1997 to February 2007, the law firm that serves as corporate counsel to AMCOL.  Secretary of AMCOL from 1982 to February 2007.  Mr. Redman’s experience as managing partner of a law firm, as well as his insight into AMCOL developed as outside counsel and Secretary, have led to contributions to the Board.

Audrey L. Weaver*	55	1997	Private investor for at least the last 5 years. Ms. Weaver continues to use her knowledge of the Company and Board experience to contribute to the Board.
*  Paul C. Weaver and Audrey L. Weaver are first cousins.

Class II
(Term expiring in 2012)

Name	Age	Director Since	Principal Occupation for Last Five Years and Experience and Qualifications
Daniel P. Casey	67	2002
Private investor since April 2002.  Retired Chief Financial Officer and Vice Chairman of the Board of Gaylord Container Corporation, a manufacturer and distributor of brown paper and packaging products.  Also retired Chairman of the Board of Caraustar Industries, Inc., a recycled packaging company.  Mr. Casey has board and financial management experience.  He has made contributions to the operations of the Board since joining.

Dale E. Stahl	62	1995
Retired from Inland Paperboard and Packaging, Inc., a manufacturer of containerboard and corrugated boxes, where Mr. Stahl served as President, Chief Executive Officer and Chief Operating Officer from June 2000 until September 2003.  Prior thereto, President and Chief Operating Officer of Gaylord Container Corporation.  Mr. Stahl has executive and operational experience developed in leadership positions at various companies, which he has used to contribute to his service on the Board.

Lawrence E. Washow	56	1998
President and Chief Executive Officer of AMCOL since May 2000 and Chief Operating Officer of AMCOL from August 1997 to May 2000.  Mr. Washow has an extensive knowledge of AMCOL developed throughout his service in various positions with the Company, which he has used to make contributions to the Board.

PROPOSAL TWO:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010, subject to ratification of the selection by our shareholders.  Ernst & Young has served as our independent registered public accounting firm for several years and is considered to be well qualified.

Additional information regarding Ernst & Young can be found below in the sections entitled “Report of the Audit Committee” and “Independent Registered Public Accounting Firm.”

If our shareholders do not ratify the selection of Ernst & Young, our Audit Committee will reconsider the selection.  Even if the selection is ratified, our Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that a change would be in the best interests of AMCOL and our shareholders.

The Board of Directors recommends that AMCOL’s shareholders vote “FOR” the ratification of our Audit Committee’s selection of Ernst & Young as our independent registered public accounting firm.

PROPOSAL THREE:
APPROVAL OF THE AMCOL INTERNATIONAL CORPORATION
2010 LONG-TERM INCENTIVE PLAN

General

On February 9, 2010, our Board of Directors adopted, subject to shareholder approval, the AMCOL International Corporation 2010 Long-Term Incentive Plan, or Long-Term Incentive Plan.  The Board is asking the shareholders to approve the Long-Term Incentive Plan to advance the interests of AMCOL by providing eligible directors and employees of AMCOL the opportunity to acquire shares of AMCOL’s common stock. By encouraging such stock ownership, AMCOL seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to directors, officers and employees of AMCOL to promote the success of the business.

The Long-Term Incentive Plan is designed to allow for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.  Section 162(m) generally denies corporate tax deductions for annual compensation exceeding $1 million paid to certain employees, generally the chief executive officer and the four other most highly compensated executive officers of a public company, but excluding the chief financial officer.  Certain types of compensation, including performance-based compensation, are excluded from this deduction limit.  Examples of performance-based compensation under the Long-Term Incentive Plan include awards for which the grant or vesting is subject to performance criteria.  Under Section 162(m), in order for compensation to be “performance-based,” the compensation may be paid only when officers reach performance goals that include performance criteria approved by our shareholders, among other requirements.  By approving the Long-Term Incentive Plan, you will be approving the performance criteria, eligibility requirements and annual incentive award limits under the Long-Term Incentive Plan, among other things.  Upon shareholder approval, we believe that qualified awards payable pursuant to the Long-Term Incentive Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard.

Since 2007, we have granted equity incentive awards in the form of stock options and restricted stock under our 2006 Long-Term Incentive Plan, or 2006 Plan.  As of March 9, 2010, pursuant to outstanding awards, 683,542 shares of our common stock were subject to issuance under the 2006 Plan.  Upon the adoption of the Long-Term Incentive Plan by our shareholders, we will discontinue issuing new awards under the 2006 Plan.

The following summary of the Long-Term Incentive Plan should be read in conjunction with the complete Long-Term Incentive Plan, which is attached to this proxy statement as Appendix A.

Summary of the Long-Term Incentive Plan

Type of Awards.  The Long-Term Incentive Plan provides for the granting of awards of nonqualified stock options, or NSOs, incentive stock options, or ISOs, restricted stock or restricted stock units, some of which may be issued as qualified performance-based awards, and stock appreciation rights, or SARs, collectively, Awards.

Administration.  The Long-Term Incentive Plan will be administered by our Compensation Committee.  All determinations of the Compensation Committee are made by a majority vote of its members and are final and binding on all participants.  The Compensation Committee has discretionary authority to: (i) construe and interpret the Long-Term Incentive Plan; (ii) establish, amend and rescind appropriate rules and regulations relating to the Long-Term Incentive Plan; (iii) select the individuals who will receive Awards under the Long-Term Incentive Plan and determine the size and terms of such Awards, retaining the right to amend or modify the Awards as permitted under the Long-Term Incentive Plan; (iv) contest rulings or decisions on matters relating to the Long-Term Incentive Plan or to any Awards; (v) make other decisions necessary or advisable for the administration of the Long-Term Incentive Plan; and (vi) determine the form in which tax withholding under the Long-Term Incentive Plan will be made.

Participants.  Present and future directors, officers and employees of AMCOL or any subsidiary or affiliate shall be eligible to participate in the Long-Term Incentive Plan.  The Compensation Committee from time to time shall select those officers, directors and employees of AMCOL and any subsidiary or affiliate of AMCOL who shall be designated as participants.

Number of Shares of Common Stock Available.  The Long-Term Incentive Plan permits a total of 2,000,000 shares of AMCOL’s common stock to be awarded to participants.  Shares issued under the Long-Term Incentive Plan may be either authorized but unissued shares or treasury shares.  If any Award shall terminate, expire, be cancelled or forfeited as to any number of shares of common stock (other than a cancellation within the meaning of Section 162(m) of the Code), new Awards may thereafter be awarded with respect to such shares.  The maximum number of shares for which Awards may be granted under the Long-Term Incentive Plan pursuant to ISOs shall be 500,000 and the maximum number of shares of common stock for which Awards of restricted stock and restricted stock units may be granted under the Long-Term Incentive Plan shall be 500,000.  In addition, the total number of shares of common stock with respect to which Awards may be granted to any participant in any calendar year shall not exceed 200,000 shares and the total number of shares of common stock with respect to certain qualified performance-based awards that can be paid to certain employees in any performance period shall not exceed 100,000 shares.  The Long-Term Incentive Plan also limits the repricing of Awards.

Nonqualified Stock Options.  The Long-Term Incentive Plan provides for the granting of NSOs to any participant.  The Compensation Committee has the authority to determine the terms and conditions of each grant, including the number of shares subject to each NSO, the option period and the option exercise price.  The NSO exercise price may not be less than 100% of the fair market value of the common stock on the date of grant.

Unless the Compensation Committee otherwise determines, the option period for NSOs granted pursuant to the Long-Term Incentive Plan will expire upon the earliest of: ten years after the date of grant; three months after termination of employment for any reason other than cause, death, total and permanent disability or retirement on or after age 65; immediately upon termination of employment for cause; sixty months after termination of employment on account of retirement after age 65; twelve months after death or termination of employment on account of total and permanent disability; or such other date or event as specified by the Compensation Committee.

Incentive Stock Options.  The Long-Term Incentive Plan provides for the granting of ISOs to any employee of AMCOL.  The Compensation Committee has the authority to determine the terms and conditions of each ISO grant, including without limitation, the number of shares subject to each ISO and the option period.  The ISO exercise price is also determined by the Compensation Committee and may not be less than the fair market value of AMCOL’s common stock on the date of grant and not less than 110% of such fair market value if the participant was the holder of more than 10% of AMCOL’s outstanding voting securities on the date of the grant.

Unless the Compensation Committee otherwise determines, the option period for ISOs granted under the Long-Term Incentive Plan will expire upon the earliest of: ten years after the date of grant (five years in the case of a holder of more than 10% of AMCOL’s outstanding voting securities); three months after termination of employment for any reason other than cause, death or total and permanent disability; immediately upon termination of employment for cause; twelve months after death or termination of employment on account of total and permanent disability; or such other date or event as specified by the Compensation Committee.

Restricted Stock and Restricted Stock Units.  The Long-Term Incentive Plan permits the granting of awards of shares of restricted stock and restricted stock units to any participant.  Awards of shares of restricted stock and restricted stock units may be issued to participants without payment.  Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the shares of restricted stock or the restricted stock units expire and new certificates representing unrestricted shares of common stock are issued to the participant.  Generally, in the case of shares of restricted stock, the participant will have all of the rights of a shareholder of AMCOL including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of restricted stock.  Any noncash dividends and distributions issued with respect to shares of restricted stock shall be subject to the same vesting and other restrictions applicable to the underlying shares of restricted stock.  In the case of an Award of restricted stock units, no shares of common stock or other property shall be issued at the time the Award is granted.  Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units, shares of common stock shall be issued to the holder of the restricted stock units and evidenced in such manner as the Compensation Committee may deem appropriate.

Stock Appreciation Rights.  The Long-Term Incentive Plan provides for the granting of SARs to any participant.  SARs granted by the Compensation Committee pursuant to the Long-Term Incentive Plan may relate to and be associated with all or any part of a specific ISO or NSO.  A SAR shall entitle the participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO.  In exchange, the participant would receive from AMCOL an amount equal to the product of the excess of the fair market value of the common stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share exercise price under such option and the number of shares of common stock subject to such SAR, and, if applicable, the related option which is surrendered.  SARs may be exercisable during a period established by the Compensation Committee and, if related to an ISO or NSO, shall terminate on the same date as the related option.  Upon exercise, participants may be paid in shares of common stock or cash, as determined by the Compensation Committee.

Performance-Based Awards.  The Compensation Committee may grant awards of restricted stock or restricted stock units that are subject to the achievement of performance goals as may be determined by the Compensation Committee.  Such Awards, when they are intended to qualify under Section 162(m) of the Code, are called “Qualified Performance-Based Awards,” and will be granted to persons whom the Compensation Committee anticipates to be “Covered Employees” within the meaning of Section 162(m) of the Code.  The term Covered Employee means AMCOL’s Chief Executive Officer and the four other most highly compensated executive officers other than the Chief Financial Officer.  The Compensation Committee may in its discretion grant Awards to Covered Employees that are not intended to qualify as Qualified Performance-Based Awards.

To the extent necessary to comply with the Qualified Performance-Based Award requirements of Section 162(m) of the Code, with respect to any award of restricted stock or restricted stock units that may be granted to one or more Covered Employees and intended to comply with the requirements for performance-based awards under Section 162(m), the Compensation Committee will, in writing, (a) designate one or more Covered Employees; (b) select the performance criteria applicable to the performance period; (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period; and (d) specify the relationship between performance criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for the performance period.  Following the completion of each performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period.  No Award or portion thereof that is subject to the satisfaction of any condition will be considered to be earned or vested until the Compensation Committee certifies in writing that the conditions to which the distribution, earning or vesting of the Award is subject have been achieved.  During the performance period, the Compensation Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments.

The payment of performance-based awards under the Long-Term Incentive Plan will be based upon the attainment of performance goals related to one or more performance criteria selected by the Compensation Committee from among the following measures, individually or in combination: (i) return on capital employed; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) net operating profits; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) share price performance; (x) implementation or completion of critical projects; (xi) return on equity; (xii) return on assets; and (xiii) earnings before interest, taxes, depreciation and amortization.

The Manner of Option Exercise.  The Compensation Committee may permit the exercise price for options granted under the Long-Term Incentive Plan to be paid in cash or shares of common stock, including shares which the participant received upon the exercise of one or more options, provided that the shares meet any criteria established by the Compensation Committee.  The Compensation Committee may also permit the option exercise price to be paid by the participant’s delivery of an election directing AMCOL to withhold shares from the common stock otherwise due upon exercise of the option or any method permitted by law.

Nontransferability.  ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.  During a participant’s lifetime, his ISOs may be exercised only by him.  All other Awards are not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Code or in the Compensation Committee’s discretion after vesting.

Vesting.  Unless the Compensation Committee establishes a different vesting schedule at the time of grant, Awards generally vest 33% after one year, 66% after two years and 100% after three years.  A participant may not exercise an option or SAR or transfer shares of restricted stock until the Award has vested.  Under the Long-Term Incentive Plan, generally, if a participant’s employment with AMCOL or service on the Board of Directors is terminated due to retirement (after the participant’s 65th birthday or 55th birthday with the consent of the Compensation Committee), death or disability, the participant’s Awards will become fully vested.  The vesting of certain Performance-Based Awards shall be based on performance to date.  Unless otherwise established by the Compensation Committee at the time of grant, if within 12 months following a “Change of Control” (as defined in the Long-Term Incentive Plan), the employment of a participant is terminated without cause or the participant resigns for good reason, any Award issued to the participant shall be fully vested, and, in the case of an Award other than an Award of restricted stock or restricted stock units, fully exercisable for 90 days following the date on which the participant’s service with AMCOL is terminated, but not beyond the date the Award would otherwise expire.  The Compensation Committee has in the past, and may in the future, provide that awards are vested immediately upon a Change of Control.  If a participant’s employment with or service with AMCOL is terminated for any other reason, any Awards that are not yet vested are forfeited.

Adjustments for Change in Capitalization.  The Long-Term Incentive Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination or recapitalization or similar event affecting the capital structure of AMCOL, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering or liquidation, the Compensation Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the share reserve, the share limitations described above, and the purchase price and number of shares subject to outstanding Awards.  In the event that AMCOL engages in an equity restructuring (such as a stock dividend, stock split, spin-off, rights offering or recapitalization), the Compensation Committee shall be required to make such adjustments that, in its sole discretion, are required to equalize the value of the outstanding Awards under the Long-Term Incentive Plan before and after the equity restructuring.

Cashouts.  In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spin off or other extraordinary corporate transaction, the Compensation Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards for the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of common stock upon or in respect of such event.  However, in such case, with respect to any ISO, no such adjustment may be made that would cause the Long-Term Incentive Plan to violate Section 422 of the Code (or any successor provision).

Clawback.  In the event of a restatement of AMCOL’s financial statements, participants may be required to forfeit and repay cash or shares of our common stock received under the Long-Term Incentive Plan and the vesting of outstanding performance-based awards under the plan may be adjusted.

Amendment; Termination.  The Board of Directors may amend the Long-Term Incentive Plan at any time, but may not: (1) impair the rights of participants with respect to any outstanding Awards without the consent of participants; (2) increase the limitations on the shares available under the Long-Term Incentive Plan, unless such increase is approved by the shareholders; or (3) amend the provision of the Long-Term Incentive Plan that requires shareholder approval before repricing an Award.  The Long-Term Incentive Plan will terminate ten years after its adoption by the Board of Directors; provided, however, that the Board of Directors may terminate the Long-Term Incentive Plan at any time.

New Plan Benefits.  The grant of Awards under the Long-Term Incentive Plan is within the discretion of the Compensation Committee administering the Long-Term Incentive Plan.  Accordingly, the dollar value or number of shares that will be received or allocated to any participant under the Long-Term Incentive Plan cannot be determined.

Withholding Tax.  AMCOL shall have the right to withhold, in cash or shares of common stock, with respect to any payments made to participants, any taxes required by law to be withheld because of such payments.

Federal Income Tax Consequences

The following brief description of the tax consequences of Awards under the Long-Term Incentive Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

Incentive Stock Options. A grantee generally will have no taxable income upon either the grant or exercise of an ISO.  If the grantee does not dispose of shares acquired pursuant to the exercise of an ISO within two years of the grant or one year of the exercise, any gain or loss realized in his subsequent disposition will be capital gain or loss.  If such holding period requirements are not satisfied, the grantee will generally realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise (or if less, the amount realized upon disposition) over the option price.  Any remaining gain is taxed as long-term or short-term capital gain.

Nonqualified Stock Options. The grant of an NSO generally is not a taxable event for the grantee.  Upon exercise of the option, the grantee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option.  AMCOL will be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in the year in which such taxable income is recognized and AMCOL is required to withhold federal income taxes with respect to any amounts included in the grantee’s taxable income.

Stock Appreciation Rights. The grant of a SAR generally is not a taxable event for the grantee. However, upon exercise of the SAR, the grantee generally will recognize ordinary income equal to the amount of any cash received or the fair market value of any common stock received.

Restricted Stock Awards and Restricted Stock Units.  A grant of restricted stock or restricted stock units generally is not a taxable event for the grantee. However, when the applicable restrictions lapse, the grantee generally will recognize ordinary income equal to the excess of the fair market value of such stock on the date of lapse over the amount, if any, paid for such stock and AMCOL is permitted a commensurate compensation expense deduction for income tax purposes.  Alternatively, with respect to a grant of restricted stock, the grantee may file an election under Section 83(b) of the Code, in which case the grantee will recognize ordinary income on the date of grant equal to the excess of the fair market value of such stock on the date of grant over the amount, if any, paid for such stock.

AMCOL is entitled to a deduction equal to the amount includable in the participant’s gross income for AMCOL’s tax year in which or with which ends the participant’s taxable year in which the amount is included in the participant’s gross income.  AMCOL’s deduction is also subject to the limitations imposed by Code Section 162(m).  If the participant subsequently disposes of the restricted stock after it becomes substantially vested, the participant will recognize capital gain or loss equal to the difference between the amount realized and the participant’s basis in the restricted stock, assuming the restricted stock is held as a capital asset.  Unless an election under Code Section 83(b) is made, dividends paid to a participant while the restricted stock remains subject to restrictions are treated as compensation for federal income tax purposes.  Any dividends paid on the restricted stock subsequent to a Code Section 83(b) election are treated as dividend income, rather than compensation, for federal income tax purposes.

Section 162(m).  The Long-Term Incentive Plan is designed to allow for “performance-based compensation” under Section 162(m) of the Code, which generally denies corporate tax deductions for annual compensation exceeding $1 million paid to certain employees (usually including the chief executive officer and the four other most highly compensated executive officers of a public company, but not the chief financial officer).  Certain types of compensation, including performance-based compensation (e.g., awards under the Long-Term Incentive Plan for which the grant or vesting is subject to performance criteria), are excluded from this deduction limit.  For purposes of Section 162(m), in order for compensation to be “performance-based,” the compensation may be paid only when officers reach performance goals that include performance criteria approved by our shareholders, among other requirements.  By approving the Long-Term Incentive Plan, you will be approving the performance criteria, eligibility requirements and annual incentive award limits under the Long-Term Incentive Plan, among other things.  Upon shareholder approval, we believe that qualified awards payable pursuant to the Long-Term Incentive Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard.

The Board of Directors recommends that AMCOL’s shareholders vote “FOR” the approval of the Long-Term Incentive Plan.

PROPOSAL FOUR:
APPROVAL OF THE AMCOL INTERNATIONAL CORPORATION
2010 CASH INCENTIVE PLAN

General

On February 9, 2010, the Board of Directors adopted, subject to shareholder approval, the AMCOL International Corporation 2010 Cash Incentive Plan, or Cash Incentive Plan.  The Board of Directors believes it to be in the best interest of AMCOL to adopt the Cash Incentive Plan to promote AMCOL’s long-term growth and profitability by providing the executive officers and key employees with incentives to improve shareholder value.  This Cash Incentive Plan will replace the Annual Cash Incentive Plan adopted in 2006.

The Cash Incentive Plan is designed to provide “performance-based compensation” under Section 162(m) of the Code.  By approving the Cash Incentive Plan, you will be approving the performance criteria, eligibility requirements and annual incentive award limits under the Cash Incentive Plan, among other things.  Upon shareholder approval, we believe that qualified awards payable pursuant to the Cash Incentive Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard.

AMCOL may grant discretionary awards to employees that are not subject to any of the these criteria under another compensation plan, the Annual Discretionary Cash Incentive Plan, adopted in 2006.

The following summary of the Cash Incentive Plan should be read in conjunction with the complete Cash Incentive Plan, which is attached to this proxy statement as Appendix B.

Summary of the Cash Incentive Plan

Administration.  The Cash Incentive Plan will be administered by our Compensation Committee, which shall have full and exclusive discretionary power to interpret the terms and the intent of the Cash Incentive Plan and any award agreement or other agreement or document ancillary to or in connection with the Cash Incentive Plan, to determine eligibility for awards and to adopt such rules, regulations, forms, instruments and guidelines for administering the Cash Incentive Plan as the Compensation Committee may deem necessary or proper.  Such authority shall include, but not be limited to, selecting award recipients, establishing all award terms and conditions, including the terms and conditions set forth in award agreements, determining if such terms and conditions have been met and adopting modifications and amendments to the Cash Incentive Plan or any award agreement.

Eligibility.  Awards may be granted under the Cash Incentive Plan to the executive officers and other key employees of AMCOL or its subsidiaries, as selected by the Compensation Committee in its discretion.

Terms of the Awards.  The Compensation Committee in its discretion may determine the performance goals to be achieved during any performance period, the length of any performance period and the amount of any award.  All awards are payable in cash and, at the discretion of the Compensation Committee, may be paid following the close of the performance period or on a deferred basis.  The Compensation Committee may establish different levels of payment under an award to correspond with different levels of achievement of performance goals specified in the award.  The Compensation Committee may reduce or eliminate an award made under the Cash Incentive Plan for any reason.  The maximum aggregate award that a participant may receive in any one calendar year may not exceed $2,000,000.

The payment of awards under the Cash Incentive Plan will be based upon the attainment of performance goals related to one or more performance criteria selected by the Compensation Committee from among the following measures, individually or in combination: (i) return on capital employed; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) operating profit; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) share price performance; (x) implementation or completion of critical projects; (xi) return on equity; (xii) return on assets; and (xiii) earnings before interest, taxes, depreciation and amortization.

Performance-Based Awards.  To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, the Compensation Committee will, in writing, (a) designate the participants; (b) select the performance criteria applicable to the performance period; (c) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period; and (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each participant for the performance period.

Following the completion of each performance period, the Compensation Committee will certify in writing whether the applicable performance goals have been achieved for the performance period.  No Award or portion thereof that is subject to the satisfaction of any condition will be considered to be earned until the Compensation Committee certifies in writing that the conditions to which the distribution of the Award is subject have been achieved.  During the performance period, the Compensation Committee may not increase the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments as provided for in the award agreement.

Clawback.  In certain circumstances, participants may be required to forfeit and repay certain amounts paid under the Cash Incentive Plan in the event of a restatement of AMCOL’s financial statements.

Amendment and Termination.  The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend or terminate the Cash Incentive Plan and any award agreement in whole or in part; provided, however, no amendment of the Cash Incentive Plan shall be made without shareholder approval if shareholder approval is required under Section 162(m) of the Code.  The Cash Incentive Plan shall terminate on the date of our 2015 annual meeting of shareholders.

New Plan Benefits.  Awards under the Cash Incentive Plan will be granted in the discretion of the Compensation Committee.  As such, the recipients and other terms of such awards cannot be determined at this time.

Federal Income Tax Consequences

Amounts paid pursuant to the Cash Incentive Plan are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.  Therefore, AMCOL believes that under existing federal income tax laws, such amounts will be deductible by AMCOL when paid to an award recipient.  An award recipient will generally be required to recognize ordinary income upon receipt of compensation under the Cash Incentive Plan.

The Board of Directors recommends that AMCOL’s shareholders vote “FOR” the approval of the Cash Incentive Plan.

SECURITY OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

The following table sets forth all persons known to be the beneficial owner of more than five percent of AMCOL’s common stock as of February 8, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (%)
M&G Investment Management Limited (MAGIM) Governor’s House Laurence Pountney Hill London, England EC4R 0HH	5,964,646	(2)	19.4
Leslie A. Weaver 1780 Happ Road Northbrook, Illinois 60062	4,254,461	(3)(4)	13.9
Paul C. Weaver c/o AMCOL International Corporation 2870 Forbs Avenue Hoffman Estates, Illinois 60192	3,662,214	(3)(5)	12.0
Harris Financial Corp. 111 West Monroe Street P.O. Box 755 Chicago, Illinois 60690	3,215,860	(3)(6)	10.5
Vanguard Specialized Funds – Vanguard Precious Metals and Mining Fund 100 Vanguard Blvd. Malvern, Pennsylvania 19355	3,030,000	(7)	9.9
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,858,439	(8)	6.1
Keeley Asset Management Corp. 401 South LaSalle Street Chicago, Illinois 60605	1,751,000	(9)	5.7

(1)  Nature of beneficial ownership is direct unless otherwise indicated by footnote.  Beneficial ownership as shown in the table arises from sole voting and investment power unless otherwise indicated by footnote.
(2)  Based on an amendment to Schedule 13G filed with the SEC on February 3, 2010.  2,934,646 shares have shared voting power and all shares have shared investment power.  The Schedule 13G states that all of the shares covered by the report are legally owned by MAGIM’s investment advisory clients, and none are owned directly by MAGIM.  The Schedule 13G states that some of the securities covered by the report are owned legally by Vanguard Precious Metals and Mining Fund, MAGIM’s investment advisory client.  See footnote 7 below.
(3)  Includes 3,151,751 shares held in the Paul Bechtner Trust as to which Ms. Leslie A. Weaver, Mr. Paul C. Weaver and Harris Financial Corp. are co-trustees and share voting and investment power.
(4)  Based on an amendment to Schedule 13G filed with the SEC on February 9, 2010.  Includes 3,151,751 shares with shared voting and investment power, as described in more detail in footnote 3 above; 24,421 shares held as trustee of GST Marital trust; 178,231 shares held as a director of a foundation; 43,020 shares held by Ms. Weaver’s spouse; and 131,668 shares held by Ms. Weaver’s children.  According to the Schedule 13G, 3,504,670 shares have shared voting and investment power.
(5)  Based on an amendment to Schedule 13G filed with the SEC on January 28, 2010.  Includes 3,151,751 shares with shared voting and investment power, as described in more detail in footnote 3 above; 135,701 shares held as a director of a foundation; 30,830 shares held by Mr. Weaver’s spouse; and 30,637 shares held by Mr. Weaver’s children.  According to the Schedule 13G, 3,348,919 shares have shared voting and investment power.

(6)  Based on an amendment to Schedule 13G filed with the SEC on January 13, 2010.  Includes 3,151,751 shares with shared voting and investment power, as described in more detail in footnote 3 above.
(7)  Based on an amendment to Schedule 13G filed with the SEC on February 4, 2010.  The Schedule 13G states that the filer has sole voting power for all shares.  See footnote 2 above.
(8)  Based on an amendment to Schedule 13G filed with the SEC on January 29, 2010.
(9)  Based on an amendment to Schedule 13G filed with the SEC on February 12, 2010.

Security Ownership of Directors and Executive Officers

The following table sets forth, as of February 8, 2010, shares of AMCOL common stock beneficially owned by:  (i) each director and nominee; (ii) the named executive officers; and (iii) all directors and executive officers as a group.

Beneficial Owner	Number of Shares and Nature of Beneficial Ownership (1)	Percent of Class (%)
Arthur Brown	58,462	*
Daniel P. Casey	41,001	*
John Hughes	510,940	1.65
Jay D. Proops	98,108	*
Clarence O. Redman	51,973	*
Dale E. Stahl	58,296	*
Lawrence E. Washow	677,025	2.19
Audrey L. Weaver	1,028,466	3.32
Paul C. Weaver	3,679,560	11.89
Gary L. Castagna	102,108	*
Ryan F. McKendrick	144,705	*
Donald W. Pearson	80,691	*
All Directors and Executive Officers (14 people)	6,523,976	21.09

*  Percentage represents less than 1% of the total shares of common stock outstanding as of February 8, 2010.
(1)  Nature of beneficial ownership is set forth on the next page.

Nature of Beneficial Ownership as of February 8, 2010
Beneficial Owner	Directly or With Spouse (1)	In Retirement Savings Plans (2)	In Family Limited Partnership (3)	As Trustee, Co-Trustee or Director	By Family Members	As Trustee of AMCOL’s Pension Plan (4)	Subject to Options Exercisable in 60 Days
Arthur Brown	32,461	—	—	—	—	—	26,001
Daniel P. Casey	22,000	—	—	—	—	—	19,001
John Hughes	—	—	44,211	326,890	55,838	70,000	14,001
Jay D. Proops	58,130	—	19,978	—	—	—	20,000
Clarence O. Redman	14,170	25,136	—	—	—	—	12,667
Dale E. Stahl	38,295	—	—	—	—	—	20,001
Lawrence E. Washow	386,468	23,262	—	—	—	70,000	197,295
Audrey L. Weaver	774,773	—	—	202,652	37,040	—	14,001
Paul C. Weaver	310,638	—	—	3,318,090	30,831	—	20,001
Gary L. Castagna	30,632	7,476	—	—	—	—	64,000
Ryan F. McKendrick	16,480	28,225	—	—	—	—	100,000
Donald W. Pearson	—	691	—	—	—	70,000	10,000
All Directors and Executive Officers (14 people)	1,684,283	148,193	64,189	3,847,632	123,709	70,000	585,970

(1)  Includes shares held with spouses for which voting rights may be shared.  For Mr. Washow, includes 130,569 shares held in AMCOL’s Deferred Compensation Plan.  For Mr. Weaver, includes 15,453 shares of phantom stock held in AMCOL’s Deferred Compensation Plan.
(2)  Shares are held in AMCOL’s Savings Plan, with the exception of Mr. Redman’s shares, which are held in individual retirement accounts.
(3)  The named director is a general partner.
(4)  Messrs. Hughes, Washow and Pearson share voting rights.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes the material elements of compensation earned by, awarded to or paid to each of our executive officers during AMCOL’s 2009 fiscal year.  AMCOL’s Compensation Committee oversees the design and administration of our executive compensation program.  The Compensation Committee has designed a competitive program that rewards performance and aligns executives’ interests with those of AMCOL’s shareholders.  The principal elements of our executive compensation program are base salary, annual performance-based cash bonuses, long-term equity incentives, other customary benefits and limited perquisites, and, in certain circumstances, severance and other benefits upon termination and/or a change in control.  AMCOL’s executive compensation program provides both short-term and long-term compensation.  In the short-term, 2009 annual bonuses were directly linked to EBITDA (earnings before interest, taxes, depreciation and amortization and excluding results of certain affiliates and joint ventures and non-cash charges), working capital as percentage of sales and, for Messrs Castagna and McKendrick, segment operating profit.  Executive compensation is linked to the long-term performance of AMCOL through our stock program.

In November 2009, the Board of Directors elected two new executive officers effective January 1, 2010.  Robert Trauger was appointed Vice President and head of our Environmental segment, and Michael Johnson, head of our Oilfield Services segment, was appointed Vice President.

The Compensation Committee Process

Although most decisions regarding executive compensation are made in the first quarter of our fiscal year, management and the Compensation Committee continue to monitor developments during the year.

Management’s Role in the Process.  In determining 2009 compensation, AMCOL’s Chief Executive Officer, Larry Washow, and, where appropriate, Chief Financial Officer, Don Pearson, played an advisory role in designing our executive compensation program.  Mr. Washow evaluated each executive’s individual accomplishments and the performance of the Company and the various business units and made recommendations regarding performance targets and objectives, salary levels and equity awards for executive officers (other than himself).

Compensation Consultants and Benchmarking.  The Compensation Committee periodically reviews and evaluates AMCOL’s executive compensation program to verify that it provides reasonable compensation at appropriate levels and remains market competitive and effective by engaging compensation consultants and/or utilizing survey data compiled by the human resources department and compensation consultants. In addition, the Compensation Committee also considers the collective experience of its members, as well as the other independent board members, in assuring that AMCOL’s compensation program remains reasonable and competitive.

In 2007, the Compensation Committee engaged Towers Perrin to assess AMCOL’s executive compensation program. As part of their assessment, Towers Perrin reviewed competitive compensation data from several survey sources, including the Towers Perrin Executive Compensation Database, the Towers Perrin Long-Term Incentive Plan Report, the Towers Perrin Proxy Pay Level Database and the Watson Wyatt Report on Top Management Compensation.  In addition, Towers Perrin reviewed compensation data for a custom peer group.  The Compensation Peer Group consisted of the following ten companies: Arch Chemicals, Inc.; Compass Minerals International, Inc.; Dycom Industries, Inc.; Lufkin Industries, Inc.; Martin Marietta Materials Inc.; Minerals Technologies Inc.; Oil Dri Corporation; Rockwood Holdings Inc.; RPM International Inc.; and Superior Energy Services Inc.

In determining base salary increases, AMCOL’s compensation program generally targets the median pay level, considering both the Compensation Peer Group and published survey data.  Base salaries may not be adjusted below the base salary provided in the executive employment agreements.  For total cash compensation, consisting of base salary and annual bonus, the minimum payment for the annual bonus is structured to generally provide for total cash compensation at approximately the median pay level, assuming the performance threshold is achieved.  In general, if performance is outstanding and an executive receives the maximum annual bonus, total cash compensation will exceed the median pay level and may approach or exceed the 75th percentile.  AMCOL does not establish a target level for long-term equity incentives or total executive officer compensation, but reviews these elements as compared to the Compensation Peer Group and published survey data to insure that AMCOL remains competitive.

Compensation Program Philosophy and Policies

Compensation Philosophy.  AMCOL’s success requires a management team that is able to develop and execute a worldwide business plan for the complex mix of slow-growth and high-growth, basic and sophisticated businesses operated by AMCOL.  Historically, a significant portion of our senior management team has been promoted from within the Company.  In addition to possessing valuable knowledge about AMCOL and a diverse skill set, our executive officers are often recognized as industry leaders.  AMCOL’s compensation program is designed to attract and retain officers with the skills necessary to achieve our business objectives, to reward those individuals fairly over time and to closely align the compensation of those individuals with AMCOL’s performance on both a short-term and a long-term basis.  The various components of executive compensation are related but exist for different purposes, and are evaluated separately for effectiveness.

A substantial portion of executive compensation is comprised of at-risk, variable compensation whose payout is dependent on the achievement of specific corporate and individual performance objectives.  The annual performance-based cash bonuses under the Annual Cash Incentive Plan represent this type of “pay for performance” compensation.  In setting the performance objectives for the annual bonuses, the Compensation Committee consults with management and considers market conditions, the prior-year performance and various elements of AMCOL’s strategic plan, such as significant acquisitions.  For 2009, the performance measures included EBITDA, working capital as a percentage of sales and, for Messrs. Castagna and McKendrick, segment operating profit.  For 2010, the performance measures include earnings per share, return on capital employed and, for Messrs. Castagna, Johnson and Trauger, segment operating profit.  The Compensation Committee elected to modify the performance measures in light of the 2010 operating plan and general economic conditions.

The awards of stock options and restricted stock also constitute at-risk compensation and are designed to provide appropriate linkage between executive behavior and shareholder interests.  In keeping with AMCOL’s commitment to provide a compensation package that focuses on “pay for performance” components, each year the executive officers are awarded stock options with an exercise price equal to the fair market value on the date of grant and these options will have value to our executive officers only if the market price of our common stock increases.  From time to time, the Compensation Committee has awarded restricted stock to certain executive officers.  Such awards vest over an extended period of time, usually three years, provided certain performance measures are satisfied.

Stock Ownership Guidelines.  The Compensation Committee considers stock ownership by management and our directors to be an important means of linking their interests with those of our shareholders.  AMCOL maintains stock ownership guidelines for its directors and officers.  All directors are expected to own stock with a value equal to at least four (4) times their annual cash retainer.  For executives, the minimum stock ownership requirement increases with the level of responsibility.  Our Chief Executive Officer is expected to own stock with a value at least equal to four (4) times base salary.  Our other executive officers are expected to own stock with a value at least equal to three (3) times base salary and our non-executive officers are expected to own stock with a value at least equal to two (2) times base salary.  For both directors and officers, the requirements are subject to a five (5) year phase-in period.  Shares that the director or officer has the right to acquire through the exercise of stock options are not included in the calculation of stock ownership for purposes of these guidelines.  Considering the applicable phase-in periods, all of our directors and officers are in compliance with our stock ownership guidelines, other than Mr. Castagna.  Mr. Castagna had been in compliance with the guidelines, however, pursuant to a 2009 court-approved property settlement, Mr. Castagna was required to transfer AMCOL stock and, as a result, is not currently in compliance with our stock ownership guidelines.  The Compensation Committee has waived Mr. Castagna’s non-compliance and has requested that Mr. Castagna comply with these requirements within an established grace period.

Option Granting Practices.  The Compensation Committee approves all annual awards of stock options in February.  These option grants are generally made more than two weeks after AMCOL issues its annual earnings press release.  The grant date for the stock options is the date the Compensation Committee approves the grants, and the exercise price is the closing price of the common stock on the New York Stock Exchange on the grant date.  In certain circumstances, options or other equity awards are granted in other circumstance, including, without limitation, upon the hiring or promotion of an employee.

Policy Regarding Internal Revenue Code Section 162(m).  Under Section 162(m) of the Code, AMCOL may not deduct annual compensation in excess of $1 million paid to certain employees, generally the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer, unless that compensation qualifies as performance-based compensation under a shareholder approved plan and meets certain other technical requirements.  In the event that AMCOL would not be entitled to a tax deduction, the Compensation Committee has in place a policy that AMCOL will defer payment of a portion of salary and bonus payments equal to such excess until such time or times as AMCOL is entitled to a tax deduction.  This policy has been waived in the past.  Awards under both the 2006 Long-Term Incentive Plan and the Annual Cash Incentive Plan are expected to qualify as performance-based compensation under Section 162(m).

While the Compensation Committee considers the impact of Section 162(m) in structuring AMCOL’s compensation plans and programs, the Compensation Committee has, and may continue to, approve awards which would not qualify as performance-based compensation under Section 162(m).  Such awards may include discretionary cash bonuses under the Annual Discretionary Cash Incentive Plan.  The Compensation Committee reserves the flexibility and authority to make decisions that are in the best interest of AMCOL and its shareholders, even if those decisions do not result in full deductibility under Section 162(m).

Elements of Compensation

The principal elements of our executive compensation program are base salary, annual performance-based cash bonuses, long-term equity incentives, other customary benefits and limited perquisites, and, in certain circumstances, severance and other benefits upon termination and/or a change in control.  Our Compensation Committee believes that these elements of compensation are generally typical in our industry, and they are provided by AMCOL in order to remain competitive with our peer companies in attracting, motivating and retaining superior executive talent.

Base Salary.  The 2006 employment agreements established base salaries for Messrs. Castagna, McKendrick, and Washow.  In setting these 2006 base salaries, the Compensation Committee considered levels of responsibility, prior experience and breadth of knowledge, past performance, internal equity issues and external pay practices.  In 2007 and 2008, the Compensation Committee reviewed these base salaries and decided to increase the base salary for each of these officers.  In determining the amount of each increase, the Compensation Committee considered AMCOL’s financial performance, the individual performance of each executive officer and market pay practices.  In May 2008, Mr. Pearson was hired as our Chief Financial Officer.  In determining Mr. Pearson’s base salary, the Compensation Committee considered the recommendations of Mr. Washow, Mr. Pearson’s experience, internal equity considerations and competitive salaries for comparable positions.

In February 2009, the Compensation Committee reviewed the salaries of each of these executive officers.  Mr. Washow reported to the Compensation Committee that management had instituted a salary freeze and, based on this, Mr. Washow recommended that the 2009 base salaries for the executive officers remain at the 2008 level.  The Compensation Committee adopted Mr. Washow’s recommendation and did not increase executive base salaries for 2009.  The 2009 base salaries are reflected in the 2009 executive officer employment agreements.  In November 2009, in connection with Mr. McKendrick’s promotion to Chief Operating Officer, the Compensation Committee considered increasing Mr. McKendrick’s base salary.  As part of their review, the Compensation Committee reviewed compensation survey data from Salary.com and Watson Wyatt.  The Compensation Committee approved increasing Mr. McKendrick’s base salary to $400,000, effective January 1, 2010.

Annual Performance-Based Cash Bonus.  Pursuant to the terms of their respective employment agreements, upon the achievement of performance goals established annually by the Compensation Committee, each of our executive officers were eligible in 2009 for an annual cash bonus.  For Messrs. Castagna, McKendrick and Pearson this annual target bonus opportunity must be an amount equal to at least 60% of the executive’s base salary and for Mr. Washow, the opportunity amount must be at least 100% of his base salary.  These awards are made pursuant to the Annual Cash Incentive Plan.  In setting the performance measures and the relative importance of each measure, the Compensation Committee considered each individual’s and AMCOL’s past performance, the 2009 operating plan and general economic conditions.  The awards generally reflect a threshold payment, a target payment and a maximum payment, depending on the level of performance measure achieved.  Payouts are interpolated for performance falling in between established threshold and target or target and maximum performance objectives.  All bonus amounts are subject to the following limits: Mr. Washow, 200% of 2009 base salary and Messrs. Castagna, McKendrick and Pearson, 100% of 2009 base salary.  The Compensation Committee does not have authority to grant a waiver if the established performance measures are not achieved, or to increase any amounts payable under the Annual Cash Incentive Plan.  Under the terms of the Annual Cash Incentive Plan, the Compensation Committee may exercise negative discretion and determine that such a bonus will not be paid, even if the performance criteria were satisfied.

For 2009, the performance measures included EBITDA, working capital as percentage of sales and, for Messrs Castagna and McKendrick, segment operating profit.  The weight assigned to each such measure for the 2009 annual target bonus opportunity was as follows: (i) EBITDA: 75% for Messrs. Washow and Pearson and 8% for Messrs. Castagna and McKendrick; (ii) working capital as a percentage of sales: 25% for Messrs. Washow and Pearson and 17% for Messrs. Castagna and McKendrick; (iii) minerals segment operating profit: 75% for Mr. Castagna; and (iv) environmental and oilfield services operating profit: 75% for Mr. McKendrick.  In all cases, the percentage of potential bonus dependent upon the various performance measures described above assumes target performance is achieved in all measures.

The threshold, target and maximum performance objectives for each of these performance measures are set forth below.

	Corporate Metrics		Segment Metrics
	EBITDA	Working Capital as a Percentage of Sales	Minerals Segment Operating Profit	Environmental & Oilfield Services Segment Operating Profit
Threshold	$97.5M	25.4%	$43.5M	$43.3M

Target	$108.4M	24.6%	$48.3M	$48.1M

Maximum	$124.6M	23.8%	$55.6M	$55.4M

In February 2010, payouts earned under the Annual Cash Incentive Plan for the 2009 fiscal year were calculated based on the Company’s and the relevant segment’s performance against the performance measures set forth above.  None of our executive officers earned any bonus amounts based on EBITDA or segment operating performance.  For 2009, the Company achieved working capital as a percentage of sales of 25.1% and, as such, the executive officers were paid the following amounts: Mr. Castagna, $16,727; Mr. McKendrick, $16,727; Mr. Pearson, $18,718; and Mr. Washow, $86,288.

Discretionary Bonuses.  AMCOL may grant discretionary cash bonus awards that are not subject to satisfaction of any performance criteria under the Annual Discretionary Cash Incentive Plan.  Upon the recommendation of Mr. Washow, the Compensation Committee awarded a discretionary bonus of $50,000 to Mr. Castagna in February 2010.  The Compensation Committee authorized this bonus in recognition of contributions made in 2009 by the operating units under Mr. Castagna’s direction and the amounts paid to Mr. Castagna pursuant to the Annual Cash Incentive Plan for 2009 performance.

Equity Based Compensation – Long-Term Incentive.  The Compensation Committee believes that equity-based compensation is the most effective means of ensuring that our executive officers have a continuing stake in AMCOL’s long-term success.  We generally utilize stock options as our equity compensation component.  The Compensation Committee believes that stock options serve the following purposes: (i) reward executive officers for long-term shareholder value creation; (ii) provide competitive long-term incentive award opportunities; (iii) retain employees through wealth accumulation opportunities; and (iv) focus executive officers on long-term, sustained performance.  From time to time, the Compensation Committee has awarded restricted stock to certain executive officers.  Such awards vest over an extended period of time, usually three years, provided certain performance measures are satisfied.

In structuring equity awards, the Compensation Committee targets an annual share utilization of up to 1.5% of our outstanding shares.  In keeping with AMCOL’s commitment to provide a compensation package that focuses on at-risk pay components, the executive officers are awarded stock options with an exercise price equal to the fair market value of AMCOL’s common stock on the date of grant and these options will have value to our executive officers only if the market price of our common stock increases after the date of grant.  Typically, our stock options vest 33% after one year, 66% after two years and 100% after three years.  In determining the number of stock options granted to each of our executive officers in 2009, our Compensation Committee considered AMCOL’s performance, the executive officer’s individual performance, competitive compensation practices, historical awards to the individual, AMCOL’s historical stock performance as compared to competitors and the recommendations of Mr. Washow.  The Compensation Committee did not assign particular weights to any of these factors.

In November 2009, the Compensation Committee granted to Messrs. Castagna and McKendrick a contingent award of 20,000 shares of restricted stock pursuant to our 2006 Long-Term Incentive Plan.  The Compensation Committee granted these awards in connection with Mr. McKendrick’s promotion to Chief Operating Officer and other senior management changes.  In determining the number of shares and other terms and conditions of these awards, the Compensation Committee considered compensation survey data from Salary.com and Watson Wyatt.  These awards were effective January 1, 2010 and carry a three-year term.  These awards vest 100% on December 31, 2012, provided that the Company meets or exceeds an established return on capital employed target during 2012.  In determining the number of shares and other terms and conditions of these awards, the Compensation Committee considered competitive compensation practices.  Messrs. Castagna and McKendrick are entitled to the right to vote and the right to receive cash dividends with respect to their outstanding shares of restricted stock.

Other Benefits and Perquisites.  Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and our 401(k) savings plan (with a company match), in each case on the same basis as other employees, subject to applicable law.  AMCOL sponsors two defined benefit pension plans in which certain of our executive officers participate.  The AMCOL International Pension Plan, or Pension Plan, is available to employees hired on or before January 1, 2004.  All of our executive officers other than Mr. Pearson participate in the Pension Plan. Messrs. Castagna, McKendrick and Washow also participate in the Supplementary Pension Plan for Employees of AMCOL International Corporation, or SERP, which provides benefits to certain participants in our Pension Plan whose accrued benefit is restricted by provisions of the Code. Our executive officers are also provided deferred compensation opportunities through a non-qualified Deferred Compensation Plan.  In addition to employee directed deferrals, AMCOL annually credits each participant’s Deferred Compensation Plan account with an amount equal to the amount that would have been contributed to the 401(k) savings plan, without regard to any qualified plan limits, if the amount had not been deferred.  For a description of the Pension Plan, the SERP and the Deferred Compensation Plan, please see the sections entitled “Executive Compensation — Pension Benefits” and “— Nonqualified Deferred Compensation” below, respectively.

Consistent with the philosophy and culture of AMCOL, a few modest perquisites are provided to the executive officers.  Perquisites include a company car allowance or company car, excess private liability insurance coverage and executive life insurance coverage.

Employment and Change of Control Agreements.  On February 2, 2009, AMCOL entered into new employment agreements with Messrs. Castagna, McKendrick and Washow.  These agreements were effective as of March 25, 2009.  At such time, AMCOL also entered into an employment agreement with Mr. Pearson, effective immediately.  In January, 2010, AMCOL entered into employment agreements with Messrs. Johnson and Trauger.  All of these employment agreements have an initial employment term expiring in March 2011, with a rolling three month extension (unless either party gives three months advance notice).  These agreements do not include the tax gross-up provision from the previous agreements and add a clawback provision in the event AMCOL’s financial statements are restated and management did not act reasonably.  The new employment agreements are designed to promote stability and continuity of senior management, both of which are in the best interest of AMCOL and its shareholders.  Our severance and change in control provisions for the executive officers under the new agreements are summarized below under “Executive Compensation — Summary Compensation Table, — Employment Agreements and — Potential Payments Upon Termination or Change of Control.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Dale E. Stahl, Chairman
Arthur Brown
Daniel P. Casey
Audrey L. Weaver

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation awarded to, earned by or paid by AMCOL to or for the account of our Chief Executive Officer, our Chief Financial Officer and our two other executive officers serving as of December 31, 2009, the named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Lawrence E. Washow	2009	650,000		—	—	298,380	86,288	432,309	50,461	1,517,438
President and	2008	650,000		—	—	381,996	—	356,593	71,102	1,459,691
Chief Executive Officer	2007	625,000		—	—	482,066	405,000	403,817	81,198	1,997,081
Donald W. Pearson	2009	235,000		—	—	119,352	18,718	—	22,226	395,296
Vice President, Chief Financial	2008	145,971	(6)	35,000	154,450	97,317	—	—	11,682	444,420
Officer and Treasurer
Gary L. Castagna	2009	315,000		50,000	568,400	179,028	16,727	45,273	25,278	1,199,706
Senior Vice	2008	315,000		—	—	229,198	—	27,149	19,795	591,142
President and President Global	2007	300,000		—	—	289,240	116,720	28,381	34,869	769,210
Minerals
Ryan F. McKendrick	2009	315,000		—	568,400	179,028	16,727	175,997	23,306	1,278,458
Chief Operating Officer (7)	2008	315,000		100,000	—	229,198	—	215,937	22,811	882,946
	2007	300,000		—	—	289,240	223,770	55,515	22,611	891,136

(1)  For Mr. Pearson, reflects the guaranteed minimum bonus offered to Mr. Pearson in connection with his May 2008 hiring.  For Mr. Castagna, reflects a discretionary bonus in recognition of 2009 performance.  For Mr. McKendrick, reflects a discretionary bonus in recognition of 2007 performance.
(2)  Reflects the fair value at the date of grant.  The value is calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or ASC 718.  Assumptions used in the calculation of these amounts are disclosed in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.  The value of Messrs. Pearson’s, Castagna’s and McKendrick’s performance-based stock awards have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date.
(3)  These performance-based cash bonuses were made pursuant to our Annual Cash Incentive Plan.  These performance-based incentive awards are earned based on annual performance and, if applicable, these amounts were paid to the officers in March of the following year.
(4)  Amounts reflect the aggregate change in actuarial present value of accumulated benefits under the Pension Plan and the SERP from December 31, 2008 to December 31, 2009, from December 31, 2007 to December 31, 2008 and from December 31, 2006 to December 31, 2007.
(5)  The amounts reflect the following for each officer: matching contributions allocated by AMCOL pursuant to AMCOL’s 401(k) Savings Plan; the value attributable to personal use of company-provided automobiles; premiums paid for excess personal liability insurance coverage; and premiums paid for life insurance coverage.  For Mr. Washow, also includes $16,200, $41,050 and $52,320 in 2009, 2008 and 2007, respectively, reflecting a credit to AMCOL’s Deferred Compensation Plan in amounts equal to the amount that would have been contributed by AMCOL to Mr. Washow’s account in the 401(k) Savings Plan with respect to the compensation deferred, without regard to any qualified plan limits.  For Messrs. Pearson and Castagna, also includes $1,030 in 2009 and $14,120 in 2007, respectively,  reflecting credits to AMCOL’s Deferred Compensation Plan.
(6)  Reflects a partial year of employment, May 19, 2008 to December 31, 2008.
(7)  Elected Chief Operating Officer effective January 1, 2010.  In connection therewith, Mr. McKendrick’s annual salary was increased to $400,000.

Employment Agreements

On February 2, 2009, AMCOL entered into employment agreements with Messrs. Castagna, McKendrick, Pearson and Washow.  The agreements with Messrs. Washow, Castagna and McKendrick were effective as of March 25, 2009, and supplant their prior employment agreements, which expired March 24, 2009.  The agreement with Mr. Pearson was effective upon execution.

The initial employment term expires in March 2011, with a rolling three-month extension (unless either party gives three months advance notice).  Each agreement provides for an annual salary and the opportunity for a performance-based annual cash bonus.  The agreements also contain confidentiality and one year non-competition and non-solicitation covenants in favor of AMCOL.

If AMCOL terminates an executive without cause or the executive terminates his employment for good reason (as defined below) prior to a change of control of AMCOL (as defined below) or more than thirteen months after a change of control, the executive is entitled to receive the following: (1) accrued salary and bonus; (2) a pro-rata annual bonus; (3) base salary for twenty-four months (in the case of Mr. Washow) or for eighteen months (in the case of Messrs. Castagna, McKendrick and Pearson); and (4) continued health insurance coverage for the executive and his dependents at AMCOL’s expense during a transition period, and thereafter at his own expense until the earlier of his eligibility for Medicare or his acceptance of another job.

If within thirteen months following a change of control, AMCOL terminates an executive without cause or the executive terminates his employment for good reason, or if in the thirteenth month following the transaction, the executive resigns for any reason, the executive is entitled to receive the following: (1) accrued salary, accrued bonus and a pro-rata annual bonus; (2) a lump sum equal to three times (in the case of Messrs. Washow, Castagna and McKendrick) or two times (in the case of Mr. Pearson) the sum of his salary and the greater of (i) 100% (in the case of Mr. Washow) or 60% (in the case of Messrs. Castagna, McKendrick and Pearson) of his salary, or (ii) the average annual bonus for the previous three years; and (3) continued health insurance coverage for the executive and his dependents at AMCOL’s expense until the earlier of (x) three years (in the case of Messrs. Washow, Castagna and McKendrick) or two years (in the case of Mr. Pearson), or (y) the date the executive accepts another job.  Thereafter, the executive may continue the health insurance coverage at his own expense until the earlier of his eligibility for Medicare or his acceptance of another job.  In certain cases, the executives are entitled to these benefits if a change of control occurs within twelve months following their termination of employment.  If a change of control occurs, all outstanding stock options, restricted stock and other equity compensation awards become fully vested and exercisable unless otherwise required under Internal Revenue Code section 162(m).

A change of control of AMCOL is defined as one or more of the following, subject to certain exemptions:  (1) any person (other than certain AMCOL affiliates) acquires 50.1% or more of AMCOL’s common stock; (2) the incumbent directors cease to constitute at least one-half of AMCOL’s directors; or (3) the consummation by AMCOL of a merger, reorganization, consolidation, or similar transaction, or sale or other disposition of 50.1% of the consolidated assets of AMCOL.

Good reason is defined, subject to notice requirements and an opportunity for AMCOL to remedy the condition, as the occurrence of any of the following events: (1) any material breach of the employment agreement by AMCOL; (2) AMCOL’s failure to assign the employment agreement to a successor or the successor’s failure to expressly assume and agree to be bound by the employment agreement; or (3) the assignment to the executive of any duties inconsistent with his powers and role or a material reduction of his powers and role.

If the executive’s employment terminates due to his death or disability prior to a change of control or more than thirteen months after a change of control, the executive or his beneficiaries are entitled to the executive’s accrued salary and bonus and the executive’s pro-rata annual bonus.  If the executive’s employment terminates due to his death or disability within thirteen months after a change of control, the executive or his beneficiaries are entitled to receive the compensation and benefits described above with respect to termination without cause after a change of control.

If, at any time, AMCOL terminates an executive for cause or, except as described above, the executive terminates his employment without good reason, the executive is entitled to his accrued salary and bonus, but shall not be entitled to any severance pay.

Under the agreements, in the event that AMCOL’s financial statements are restated, the Board of Directors will review the circumstances to determine whether the restatement is required due to the failure of AMCOL’s management to act reasonably and the executive received more compensation than he would have received based on the restated financial statements.  If the Board determines that management failed to act reasonably and the executive received excess compensation, the Board will take action to recoup the excess compensation and the executive agrees to repay such amount.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 31, 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stocks or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)
Lawrence E. Washow	2/9/2009	40,625	650,000	1,300,000	—	50,000	15.11	298,380

Donald W. Pearson	2/9/2009	8,813	141,000	235,000	—	20,000	15.11	119,352

Gary L. Castagna	2/9/2009	3,938	189,000	315,000	20,000	30,000	15.11	747,428

Ryan F. McKendrick	2/9/2009	3,938	189,000	315,000	20,000	30,000	15.11	747,428

(1)  These incentive awards were granted under the Annual Cash Incentive Plan.  These are cash incentive awards for the 2009 fiscal year, payable for 2009 performance if certain performance goals are achieved.
(2)  Represents restricted stock awards which vest in December 2012, provided certain performance objectives are achieved.
(3)  These options vest at a rate of 33% after one year, 66% after two years and 100% after three years.  The options have a six-year term.
(4)  The exercise price of these options is the closing price of our common stock on the New York Stock Exchange on the grant date.
(5)  Amounts represent the total fair value of stock options and restricted stock granted in 2009 under ASC 718.  Details of the assumptions used in valuing these stock options and restricted stock are set forth in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding the outstanding equity awards at December 31, 2009 of our named executive officers.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)
Lawrence E. Washow	7,294	—	$5.00	05/17/2011	—	—
	22,548	—	$6.65	02/04/2012	—	—
	7,452	—	$6.65	02/04/2012	—	—
	30,000	—	$20.90	02/10/2011	—	—
	30,000	—	$26.02	02/07/2012	—	—
	33,334	16,666	$29.95	02/13/2013	—	—
	16,667	33,333	$24.25	02/11/2014	—	—
	—	50,000	$15.11	02/09/2019	—	—
Donald W. Pearson	3,334	6,666	$30.89	05/19/2014	—	—
	—	20,000	$15.11	02/09/2019	—	—
	—	—	—	—	5,000	$142,100
Gary L. Castagna	5,000	—	$5.00	05/17/2011	—	—
	9,000	—	$6.65	02/04/2012	—	—
	10,000	—	$20.90	02/10/2011	—	—
	10,000	—	$26.02	02/07/2012	—	—
	10,000	5,000	$29.95	02/13/2013	—	—
	5,000	10,000	$24.25	02/11/2014	—	—
	—	15,000	$15.11	02/09/2019	—	—
	—	—	—	—	20,000	$568,400
Ryan F. McKendrick	6,666	—	$20.90	02/10/2012	—	—
	13,333	—	$26.02	02/07/2012	—	—
	20,000	10,000	$29.95	02/13/2013	—	—
	10,000	20,000	$24.25	02/11/2014	—	—
	—	30,000	$15.11	02/09/2019	—	—
	—	—	—	—	20,000	$568,400

(1)  All options granted prior to 2003 vest at a rate of 20% per year over five years.  All options granted in 2003 and subsequently vest at a rate of 33% after one year, 66% after two years and 100% after three years.
(2)  For Mr. Pearson, represents a restricted stock award granted upon hiring; these shares vest in May 2011, provided certain performance objectives are achieved.  For Messrs. Castagna and McKendrick, represents restricted stock awards granted in connection with Mr. McKendrick’s promotion to Chief Operating Officer and other senior management changes, and effective January 1, 2010; these shares vest in December 2012, provided certain performance objectives are achieved.
(3)  Calculated using the closing price of AMCOL common stock on December 31, 2009 ($28.42).

Option Exercises and Stock Vested

The following table sets forth certain information regarding option exercises by our named executive officers during the fiscal year ended December 31, 2009.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Lawrence E. Washow	60,000	1,284,066

Donald W. Pearson	—	—

Gary L. Castagna	17,000	323,350

Ryan F. McKendrick	—	—

Pension Benefits

The following table sets forth certain information regarding the pension benefits of our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Lawrence E. Washow	Pension Plan	31.3	519,720	—

	SERP	31.3	2,662,057	—
Donald W. Pearson	Pension Plan	—	—	—

	SERP	—	—	—
Gary L. Castagna	Pension Plan	8.1	75,115	—

	SERP	8.1	115,586	—
Ryan F. McKendrick	Pension Plan	25.7	477,373	—

	SERP	25.7	793,601	—

AMCOL calculates the present values shown in the table above using (i) the 30-year Treasury rate; (ii) each plan’s normal retirement age (age 65, 66 or 67 depending on the executive officer’s date of birth); and (iii) a single life annuity payment form.  The present values shown in the table reflect post-retirement mortality, based on the 1994 GAR Table per Internal Revenue Service Revenue Ruling 2001-62, but do not include a factor for pre-retirement termination, mortality or disability.  The calculations are based on a calculation date of December 31 instead of the measurement date of September 30.

Each of our named executive officers other than Mr. Pearson participates in two defined benefit pension plans.  The Pension Plan is a defined benefit pension plan available to employees hired on or before January 1, 2004.  The Pension Plan is qualified under Section 401(a) of the Code.  The SERP is a nonqualified defined benefit pension plan that provides benefits to certain employees who participate in the Pension Plan and whose accrued benefit under such plan is restricted by the Code.

The Pension Plan

All of our employees hired prior to January 1, 2004 are eligible to participate in the Pension Plan.  All of our named executive officers other than Mr. Pearson participate in the Pension Plan.  The Pension Plan provides a life annuity benefit at normal retirement age equal to the larger of (1) and (2) below:

(1)	The sum of (A) and (B) below:

(A)           0.75 percent of Final Average Monthly Compensation (defined below) multiplied by years and months of Credited Service (defined below);

(B)           0.75 percent of Final Average Monthly Compensation in excess of Social Security Covered Compensation Level (defined below) multiplied by years and months of Credited Service (maximum of 35 years).

(2)	$15.00 multiplied by years and months of Credited Service.

Normal retirement age varies based on the executive officer’s date of birth (age 65 if born before 1938; age 66 if born between 1938-1954; age 67 if born after 1954).  Final Average Monthly Compensation is computed as the average of the five consecutive years of compensation over the entire period of employment which produce the highest monthly average.  Compensation includes base salary and bonuses before these are reduced by contributions to tax-deferred or tax-exempt plans under the Code.  Compensation recognized under the Pension Plan is limited under the Code.  Credited Service is determined in years and months from the date of hire, excluding certain periods of absence.  Social Security Covered Compensation Level is the average (without indexing) of the Social Security Wage Bases in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant attains (or will attain) his social security normal retirement age.

A participant’s right to an accrued benefit under the Pension Plan becomes nonforfeitable after five years of vesting service or when the participant attains normal retirement age.  The accrued benefit is payable on an unreduced basis on or after normal retirement age.  Participants who terminate with the sum of their age and service greater than or equal to 70 (early retirement age) may commence benefits at any time.  Messrs. Washow and McKendrick are currently eligible for early retirement benefits under the Pension Plan.  Such benefits are reduced by 6-2/3% per year for each of the first five years by which benefit commencement precedes the social security normal retirement age and 3-1/3% per year for each of the next five years by which benefit commencement precedes the social security normal retirement age.  For benefits commencing more than ten years prior to attaining the social security normal retirement age, the monthly benefit will be actuarially reduced.

The standard form of payment for a single participant is the single life annuity.  The standard form of payment for a married participant is the qualified 50% joint and survivor annuity.  Several optional forms of payment are offered.  These include: 50% and 100% joint and contingent annuities, 10 year certain and life annuity and the single life annuity.  Benefits paid under any of these optional forms are actuarially equivalent to the single life annuity benefit available at commencement age.

The SERP

The SERP provides the portion of the Pension Plan benefit which cannot be paid to participants due to certain compensation limitations or benefit amount limitations of the Code.  All of our named executive officers other than Mr. Pearson participate in the SERP.  The provisions of the SERP are the same as the Pension Plan.  A participant who retires and becomes eligible to receive a benefit under the Pension Plan, whether a normal, early or late retirement benefit, would receive a benefit from the SERP equal to the excess, if any, of the amount the participant would have received from the Pension Plan if the limiting Code provisions applied to the participant’s actual Pension Plan benefit.  The amount of the benefit the participant would have received under the Pension Plan would be determined on the same basis as the participant’s actual Pension Plan benefit, taking into account the participant’s age, compensation history, service and form of benefit elected under the Pension Plan.  An executive’s benefit under the SERP pays out pursuant to the terms of the SERP upon his retirement, disability or termination of employment, without regard to a minimum age or other requirement.

Nonqualifed Deferred Compensation

The following table sets forth certain information regarding deferred compensation of our named executive officers with respect to the fiscal year ended December 31, 2009.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (1)
Lawrence E. Washow	18,000	16,200	1,479,387	—	5,778,706

Donald W. Pearson	18,000	1,030	30	—	19,059

Gary L. Castagna	—	—	49,489	21,800	225,401

Ryan F. McKendrick	—	—	45,709	—	243,073

(1)  All executive contributions were reported as compensation in the Summary Compensation Table under the Salary and/or Non-Equity Incentive Plan Compensation columns, depending on the source of the executive contribution.  Executive contributions which are shown as amounts in the balance column were also reported in the Summary Compensation Table for prior years under the Salary and/or Non-Equity Incentive Plan Compensation columns, depending on the source of the contribution, in the year in which the deferral occurred.
(2)  The Company contributes an Annual Company Matching Amount to participant accounts equal to what the Company would have credited to their 401(k) Savings Plan accounts had those deferrals not been reduced because of limits under the 401(k) plan.  Participants must be employed at the end of the plan year and must actually defer amounts into this nonqualified plan.

Deferred Compensation Plan

The AMCOL International Corporation Nonqualified Deferred Compensation Plan, or Deferred Compensation Plan, allows a select group of management and highly compensated employees to defer up to 75% of their annual base salary and/or 100% of their annual bonus, with an aggregate minimum deferral of $3,000.  The minimum period for a deferral election is three years.  All of our named executive officers participated in the Deferred Compensation Plan in 2009.

In addition to employee directed deferrals, AMCOL annually credits each participant’s Deferred Compensation Plan account with an amount equal to the amount that would have been contributed to the AMCOL International Corporation 401(k) Savings Plan, without regard to any qualified plan limits, if the amount had not been deferred.  Participants are 100% vested in employee and matching amounts.  AMCOL, at its sole discretion, may also make discretionary and/or profit sharing contributions to the Deferred Compensation Plan, which would be subject to a vesting schedule.

Participants may elect from a list of certain mutual funds to determine any amounts credited or debited from their accounts, although AMCOL is under no obligation to invest the deferred amounts in any specified fund.  This list is made available to all participants and account balances are credited or debited based on the current market rates for these funds.  Participants may reallocate account balances and/or future deferrals on a daily basis.

Participants are entitled to receive a distribution from their account balances at the earlier of the end of the elected deferral period or retirement, disability or termination of employment.  In the event of retirement, disability or termination of employment distributions from the account balances occur regardless of any minimum age or other requirement.  Accounts are distributed in a lump sum or, in certain circumstances, in installments over a fifteen year period.  Withdrawal elections can be made, subject to a withdrawal penalty and forfeiture of participation for the current and subsequent year.  Participants can also petition the Compensation Committee to receive a full or partial payout from the Deferred Compensation Plan in the event of an unforeseeable financial emergency.

Potential Payments Upon Termination or Change of Control

The following summaries set forth potential payments payable to our named executive officers upon termination of their employment or a change of control of AMCOL.  The named executive officers are entitled to these payments under their employment agreements, our stock plans and certain other benefit plans.

Payments Made Upon Termination by AMCOL Without Cause or Resignation for Good Reason

In the event AMCOL terminates a named executive officer without cause or the executive officer resigns for good reason prior to or more than thirteen months after a change of control, each as defined in the employment agreements, the officer is entitled to the following:

•	severance in the form of his base salary payable for the following 18 months (in the case of Messrs. Castagna, McKendrick and Pearson) or 24 months (in the case of Mr. Washow);

•	a prorated portion of his 2009 bonus under the Annual Cash Incentive Plan; and

•
continued health, dental and prescription insurance coverage for the executive and his dependents at the Company’s expense during a transition period (18 months in the case of Messrs. Castagna, McKendrick and Pearson and 24 months in the case of Mr. Washow), and thereafter at his own expense until the earlier of his eligibility for Medicare or his acceptance of another job.

If a change of control becomes imminent within thirty days following the executive’s termination and the transaction closes within the following twelve months, the executive officer is also entitled to the benefits described below under “— Payments Made In Connection with a Change of Control” to the extent not previously provided.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, the officer is entitled to the following:

•	a prorated portion of his 2009 bonus under the Annual Cash Incentive Plan; and

•	immediate vesting of all stock options, unless otherwise determined by the Compensation Committee.

If the death or disability occurs at such time as a change in control is imminent or at any time within thirteen months after a change in control, the executive officer is also entitled to the benefits described below under “— Payments Made In Connection with a Change of Control” to the extent not previously provided.

In the event of Messrs. Pearson’s, Castagna’s or McKendrick’s death or disability, all outstanding restricted stock awards will be immediately vested.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer at or after age 65, or after age 55 with the consent of AMCOL, the officer is entitled to immediate vesting of all stock options.  In addition, Mr. McKendrick (currently eligible for early retirement) is entitled to pro rata vesting of his restricted stock award based on performance to date.

Payments Made In Connection With a Change of Control

Upon a change of control, all outstanding equity compensation will be immediately vested.  In addition, if within thirteen months following a change of control, AMCOL terminates a named executive officer without cause or the executive terminates his employment for good reason, or if in the thirteenth month following the transaction, the executive resigns for any reason, the executive officer is entitled to the following:

•
a lump sum payment equal to three times (in the case of Messrs. Washow, Castagna and McKendrick) or two times (in the case of Mr. Pearson) the sum of his salary and the greater of (i) 100% (in the case of Mr. Washow) or 60% (in the case of Messrs. Castagna, McKendrick and Pearson) of his salary, or (ii) the average annual bonus for the previous three years;

•	a prorated portion of his 2009 bonus under the Annual Cash Incentive Plan; and

•
continued health, dental and prescription insurance coverage for the executive and his dependents at the Company’s expense during a transition period (36 months in the case of Messrs. Castagna, McKendrick and Washow and 24 months in the case of Mr. Pearson), and thereafter at his own expense until the earlier of his eligibility for Medicare or his acceptance of another job.

Quantification of Potential Payments Upon Termination or Change of Control

The following table shows the potential payments payable to our named executive officers upon termination or a change of control of AMCOL.  The amounts shown assume that such event occurred as of December 31, 2009, and reflect the price of our common stock on such date ($28.42).  The table below does not reflect amounts payable to our named executive officers pursuant to plans or arrangements that are available generally to all of AMCOL’s salaried employees, such as payments under the Pension Plan, the 401(k) plan, the life insurance plan, the disability insurance plan and the vacation pay policy, and payment of accrued base salary and bonus.  The table also does not reflect the distribution of each executive officer’s account balance in the Deferred Compensation Plan and SERP.  Please see “Executive Compensation — Pension Benefits” and “— Nonqualified Deferred Compensation,” above for a detailed description of these benefits.

Name	Termination Scenario (on 12/31/2009)	Severance ($)		Prorated 2009 Annual Bonus ($)	Equity Award Vesting Acceleration ($) (1)		Health, Dental and Prescription Insurance Coverage ($) (2)
Lawrence E. Washow	Without Cause/Good Reason	1,300,000	(3)	86,288	—		29,500
	Retirement (4)	—		—	804,499		—
	Death or Disability	—		86,288	804,499		—
	Upon Change of Control (5)	—		—	804,499		—
	Following Change of Control (6)	3,900,000		86,288	—		44,250

Donald W. Pearson	Without Cause/Good Reason	352,500	(7)	18,718	—		22,125
	Retirement	—		—	—		—
	Death or Disability	—		18,718	408,300	(8)	—
	Upon Change of Control (5)	—		—	408,300	(8)	—
	Following Change of Control (6)	752,000		18,718	—		29,500

Gary L. Castagna	Without Cause/Good Reason	472,500	(7)	16,727	—		22,125
	Retirement	—		—	—		—
	Death or Disability	—		16,727	809,750	(8)	—
	Upon Change of Control (5)	—		—	809,750	(8)	—
	Following Change of Control (6)	1,512,000		16,727	—		44,250

Ryan F. McKendrick	Without Cause/Good Reason	472,500	(7)	16,727	—		22,125
	Retirement (4)	—		—	1,051,100	(8)	—
	Death or Disability	—		16,727	1,051,100	(8)	—
	Upon Change of Control (5)	—		—	1,051,100	(8)	—
	Following Change of Control (6)	1,512,000		16,727	—		44,250

(1)  For purposes of this table, AMCOL has assumed that the Compensation Committee has elected to accelerate all equity awards in each instance in which the acceleration is subject to the discretion of the Compensation Committee and that the maximum number of shares have vested under all performance-based restricted stock awards.
(2)  Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the executive officer under AMCOL’s health, dental and prescription plans.
(3)  This severance payment is paid out over a period of 24 months.
(4)  Messrs. Washow and McKendrick are age 55 or older and are eligible for option acceleration in the event of retirement.
(5)  Reflects the value of accelerating the vesting of outstanding equity awards where a change of control of AMCOL occurs but the executive officer’s employment continues.
(6)  Reflects amounts due to an officer in the event of a termination without cause or a termination for good reason within thirteen months after a change of control, or termination of employment due to death or disability within thirteen months following a change of control.  These amounts are in addition to amounts payable under the previous row “Upon Change of Control.”  Such amounts are also payable if a change of control becomes imminent within thirty days following termination of employment without cause or due to death or disability and the change of control occurs within the following twelve months.
(7)  This severance payment is paid out over a period of 18 months.
(8)  Includes the vesting of all outstanding restricted stock awards.

Director Compensation

AMCOL uses a combination of cash and stock options to compensate our non-employee directors.  Directors who are also full-time employees of AMCOL are not paid for their services as directors or for attendance at meetings.  For the fiscal year ended December 31, 2009, directors who are not employees of AMCOL are entitled to receive an annual cash retainer of $40,000 and an attendance fee of $2,000 per meeting.  The Chairman of the Board and the Chairman of each of our board committees received supplemental annual retainers in the following amounts: Chairman of the Board, $15,000; Chairman of the Audit Committee, $7,500; Chairman of the Compensation Committee, $3,000; and Chairman of each of the Executive Committee and the Nominating and Governance Committee, $2,000.  Members of each of the Compensation Committee, the Executive Committee and the Nominating and Governance Committee received an attendance fee of $1,500 per meeting.  Members of the Audit Committee received an attendance fee of $3,000 per meeting.  In February 2009, each non-employee director was awarded an option to purchase 4,000 shares of our common stock at an exercise price of $15.11 per share, the fair market value on the date of the grant.

AMCOL provides excess personal liability insurance coverage for its non-employee directors.  Non-employee directors are eligible to participate in AMCOL’s health insurance plan at the directors’ cost.  Pursuant to AMCOL’s Deferred Compensation Plan, the directors may elect to defer up to 100% of their retainers and attendance fees per year.  Additional information regarding the Deferred Compensation Plan is described under the Nonqualified Deferred Compensation Table in this proxy statement.

The following table sets forth certain information regarding compensation to our non-employee directors during the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Arthur Brown	75,625	23,870	770	100,265

Daniel P. Casey	73,000	23,870	770	97,640

John Hughes	73,000	23,870	770	97,640

Jay D. Proops	72,000	23,870	770	96,640

Clarence O. Redman	70,000	23,870	770	94,640

Dale E. Stahl	67,000	23,870	770	91,640

Audrey L. Weaver	58,000	23,870	770	82,640

Paul C. Weaver	60,000	23,870	770	84,640

(1)  Reflects the fair value at the date of grant.  The value is calculated in accordance with ASC 718.  Assumptions used in the calculation of these amounts are disclosed in Note 15 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.
(2)  As of December 31, 2009, each director has the following number of options outstanding: Arthur Brown, 27,000;  Daniel P. Casey, 26,000;  John Hughes, 21,000;  Jay D. Proops, 27,000;  Clarence O. Redman, 21,000;  Dale E. Stahl, 27,000;  Lawrence E. Washow, 247,294;  Audrey L. Weaver, 18,000;  and Paul C. Weaver, 27,000.
(3)  These amounts reflect the premiums for excess personal liability insurance coverage.

CORPORATE GOVERNANCE MATTERS

2009 Board Committee Membership and Meetings

Name	Audit		Compensation		Executive		Nominating and Governance
Arthur Brown	X	*	X
Daniel P. Casey	X		X		X
John Hughes					X		X
Jay D. Proops	X				X		X	*
Clarence O. Redman	X				X		X
Dale E. Stahl			X	*	X		X
Lawrence E. Washow					X
Audrey L. Weaver			X
Paul C. Weaver					X	*	X
Number of Meetings in 2009	4		4		2		2
   *  Chairperson.

During 2009, the Board of Directors held seven meetings.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.  Pursuant to our Corporate Governance Guidelines, which may be found on our website at www.amcol.com, directors are expected to resign from the Board effective as of the annual shareholders meeting following the date on which they reach the age of 72.

Director Independence

As of February 2010, AMCOL’s Board of Directors has determined that the following directors are independent as defined in the applicable standards of the New York Stock Exchange:  Messrs. Brown, Casey, Hughes, Proops, Redman, Stahl and Weaver, and Ms. Weaver.  These independent directors constitute a majority of the directors of AMCOL.  The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is independent as defined in the applicable standards of the New York Stock Exchange.  In making the independence determinations, our Board of Directors reviewed all of our directors’ relationships with AMCOL, including business, familial and other types of relationships.  In addition, the Board has determined that each member of the Audit Committee is independent as defined in the applicable rules and regulations of the SEC.

Board Leadership Structure and Risk Oversight

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interests of our shareholders at this time.  This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Our Board of Directors takes an active role, both as a whole and at the Committee level, in overseeing management of the Company’s risks.  Our Board regularly reviews information regarding AMCOL’s market and competition risks, as well as risks associated with AMCOL’s operations, consumer relations, employees and operational impact on the environment and any political risks encountered by AMCOL throughout the globe.  In addition, the entire Board of Directors is regularly informed about those risks monitored by the various committees, as more fully described below and in each committee’s charter, through committee reports about such risks. The Board also receives regular reports directly from officers responsible for the oversight of particular risks within the Company.

The Audit Committee

The Audit Committee is responsible for providing assistance to the Board of Directors in fulfilling the Board’s oversight responsibility by monitoring the integrity of the financial statements of AMCOL, the independent registered public accounting firm’s qualifications and independence, AMCOL’s compliance with legal and regulatory requirements pertaining to its financial statements and the performance of AMCOL’s internal audit function and independent registered public accounting firm.  The Committee is responsible for appointing the independent registered public accounting firm for each fiscal year.  In addition, the Audit Committee oversees a variety of risks facing the Company, including risks associated with AMCOL’s internal controls, credit, liquidity, intellectual property, information management and the security of AMCOL’s employees and property.

The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as defined in the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the SEC.  The Audit Committee operates pursuant to a charter adopted by the Board, which may be found on our website at www.amcol.com.

The Compensation Committee

AMCOL’s Compensation Committee oversees the design and administration of AMCOL’s executive compensation program and is responsible for the oversight of risks relating to employment policies and the Company’s compensation and benefits programs.  The Compensation Committee operates pursuant to a charter adopted by the Board, which may be found on our website at www.amcol.com.  Pursuant to the charter, the Compensation Committee is responsible for reviewing and approving the compensation of all executive officers, including a review and assessment of the Chief Executive Officer’s performance.  This review may involve consultations from time to time with the Chief Executive Officer, the Chief Financial Officer and the other independent directors.  Also, the Compensation Committee makes all grants of awards under AMCOL’s 2006 Long-Term Incentive Plan and Annual Cash Incentive Plan and will make all grants of awards under the Long-Term Incentive Plan and the Cash Incentive Plan, if such plans are approved by the shareholders.  The Compensation Committee also makes recommendations to the Board regarding succession planning and director compensation.  The Compensation Committee has sole authority to retain compensation consultants to assist the Compensation Committee in carrying out its responsibilities.  For additional information regarding the processes and procedures for the determination of executive compensation and the engagement of compensation consultants, please see the section entitled “Executive Compensation — Compensation Discussion and Analysis” above.

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.  The Compensation Committee actively monitors the mix and design of the elements of executive compensation and believes that our compensation programs do not encourage management to assume excessive risks.

The Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying, seeking and recommending to the Board of Directors individuals qualified to become directors consistent with criteria approved by the Board.  In considering potential candidates for the Board, including with respect to incumbent directors, the Committee considers the potential candidate’s integrity and business ethics; strength of character, judgment and experience; specific areas of expertise and leadership roles; and the ability to bring diversity to the Board.  While the Committee charter and our Corporate Governance Guidelines do not prescribe diversity standards, the Committee considers diversity in the context of the Board as a whole, including whether the potential candidate brings complementary skills and viewpoints.  The Committee also considers the ability of the individual to allocate the time necessary to carry out the tasks of board membership, including membership on appropriate committees.

The Committee identifies potential nominees by asking current directors and others to notify the Committee if they become aware of persons meeting the criteria described above who may be available to serve on the Board.  The Committee may use a search firm and has sole authority to retain and terminate any search firm used to identify director candidates, and has sole authority to approve the search firm’s fees and other retention terms.  Historically, AMCOL has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.  Pursuant to its charter, the Nominating and Governance Committee’s policy is to not consider nominees recommended by shareholders of AMCOL.

Consistent with the consideration of potential candidates’ integrity and business ethics, the Committee assists the Audit Committee in overseeing risks associated with ethics and business conduct, as well as regulatory compliance risks.  Other responsibilities of the Committee include developing and recommending to the Board the Corporate Governance Guidelines applicable to AMCOL, overseeing the evaluations of the Board and management, recommending to the Board director nominees for each committee and recommending to the Board the size of the Board and its committee structure.  The Nominating and Governance Committee operates pursuant to a charter adopted by the Board, which may be found on our website at www.amcol.com.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, our non-management directors meet in regularly scheduled executive sessions without management.  In 2009, our non-management directors met four times, once after each quarterly Board meeting.  The directors who preside at such meetings rotate among the chairmen of our Audit, Compensation, Nominating and Governance and Executive Committees.

Shareholder Communications with the Board of Directors

AMCOL’s annual meeting of shareholders provides an opportunity each year for shareholders to ask questions of or otherwise communicate directly with members of our Board of Directors on appropriate matters.  Our directors are expected to attend shareholder meetings pursuant to our Corporate Governance Guidelines.  All of our directors attended the 2009 annual meeting, and we anticipate that all of our directors will attend the 2010 annual meeting.

In addition, shareholders and other interested parties may, at any time, communicate in writing with the Audit Committee, the Board of Directors, any particular director or the independent directors as a group, by sending written communication to AMCOL International Corporation, Attention:  Board of Directors, Audit Committee, Presiding Independent Director of the Board of Directors, or the name of a particular Board member, as applicable, 2870 Forbs Avenue, Hoffman Estates, Illinois 60192.  Copies of written communications received at such address will be provided to the named addressee.  Shareholders and other interested parties may also reach the Audit Committee by calling AMCOL’s alert line at (877) 862-6265.  Concerns may be reported anonymously or confidentially.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for AMCOL’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles.  AMCOL’s independent registered public accounting firm is responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes on behalf of the Board of Directors.  It is not our duty or our responsibility to conduct reviews of auditing or accounting procedures.  Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on AMCOL’s financial statements.  Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, our considerations and discussions with management and the independent registered public accounting firm do not assure that AMCOL’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of AMCOL’s financial statements has been carried out in accordance with generally accepted auditing standards.

Review with Management

The Audit Committee has reviewed and discussed AMCOL’s audited financial statements as of and for the year ended December 31, 2009 with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Ernst & Young, AMCOL’s independent registered public accounting firm for the fiscal year ended December 31, 2009, the audited financial statements as of and for the year ended December 31, 2009 and the matters required to be discussed under auditing standards generally accepted in the United States.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence from AMCOL.  The Audit Committee has also considered whether Ernst & Young’s provision of non-audit services to AMCOL, if any, is compatible with maintaining the independent registered public accounting firm’s independence.

Conclusion and Recommendation

The Audit Committee has concluded that Ernst & Young is independent from AMCOL and its management.  Based on the review and discussions referred to above, the Audit Committee recommended to AMCOL’s Board of Directors that AMCOL’s audited financial statements be included in AMCOL’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC.

THE AUDIT COMMITTEE

Arthur Brown, Chairman
Daniel P. Casey
Jay D. Proops
Clarence O. Redman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Ernst & Young to examine AMCOL’s consolidated financial statements for the fiscal year ended December 31, 2009.  Fees paid to Ernst & Young for services during the past two fiscal years were as follows:

	2008 Actual	2009 Actual
Audit Fees (1)	$2,159,667	$1,983,369
Audit-Related Fees (2)	$—	$70,000
Tax Fees (3)	$—	$55,163
All Other Fees (4)	$—	$21,650
Total	$2,159,667	$2,130,181

(1)  Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)  Audit-related fees represent fees for consultation concerning financial accounting and reporting standards (not classified as audit fees).
(3)  Tax fees include tax compliance and advisory services.
(4)  All other fees in 2009 principally include information technology and advisory services.

Pre-Approval Policies

The Audit Committee is responsible for reviewing and pre-approving all audit and non-audit services provided by the independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform non-audit services proscribed by law or regulation.  The Audit Committee may delegate pre-approval authority to a member of the Audit Committee.  The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for purposes of pre-approving management’s engagement of the independent registered public accounting firm to perform non-audit services when the fees for the engagement do not exceed $25,000.  When the fees for non-audit services reach a threshold of $75,000 for any fiscal year, management must obtain specific pre-approval from the entire Audit Committee.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.  In the 2009 fiscal year, 100% of audit and non-audit services were approved by the Audit Committee.

Presence of Representatives from Ernst & Young at the Annual Meeting

Representatives from Ernst & Young will be present at the annual meeting, will be afforded the opportunity to make a statement, and will be available to respond to appropriate questions.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2009 with respect to AMCOL’s compensation plans under which equity securities are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,785,848	$20.99	430,774
Equity compensation plans not approved by security holders	—	—	—
Total	1,785,848	$20.99	430,774

(1)  The equity compensation plans approved by AMCOL’s shareholders are the 1998 Long-Term Incentive Plan and the 2006 Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Clarence O. Redman, a director of AMCOL, was of counsel to Locke Lord Bissell & Liddell LLP until February 2007, the principal law firm engaged by AMCOL.  Mr. Redman was also Secretary of AMCOL until February 2007.  James W. Ashley, Jr. was appointed Secretary of AMCOL in February 2007.  Mr. Ashley is currently a partner of Locke Lord Bissell & Liddell LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, AMCOL’s directors, its executive officers and any persons holding more than 10% of AMCOL’s common stock are required to report their initial ownership of AMCOL’s common stock and any subsequent changes in that ownership to the SEC.  Specific due dates for these reports have been established and AMCOL is required to disclose in this proxy statement if a director or executive officer filed a late report.  During the fiscal year ended December 31, 2009, there were no delinquent reports.  In making these disclosures, AMCOL has relied solely on written representations of its directors and executive officers and copies of the reports filed with the SEC.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in AMCOL’s proxy statement and form of proxy relating to, and to be presented at, the annual meeting of shareholders of AMCOL to be held in 2011 must be received by AMCOL on or before November 23, 2010.

If a shareholder intends to present a proposal at the 2011 annual meeting of shareholders but does not seek inclusion of that proposal in AMCOL’s proxy statement for that meeting, such shareholder must deliver written notice of the proposal to AMCOL in accordance with the requirements of AMCOL’s By-Laws.  Generally, such proposals must be delivered to AMCOL between February 4, 2011 and March 7, 2011.  All proposals or notices should be directed to the Secretary of AMCOL at 2870 Forbs Avenue, Hoffman Estates, Illinois 60192.

COMMITTEE CHARTERS, GOVERNANCE GUIDELINES AND CODE OF CONDUCT

Copies of our Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct and Ethics may be found on our website at www.amcol.com.  Copies of these documents are also available to shareholders upon written request.  Requests should be directed to the Secretary of AMCOL at 2870 Forbs Avenue, Hoffman Estates, Illinois 60192.

OTHER MATTERS

As of the date of this proxy statement, AMCOL’s management knows of no matter not specifically referred to above as to which any action is expected to be taken at the annual meeting.  It is intended, however, that the persons named as proxies will vote the proxies regarding such other matters and the transaction of such other business as may be properly brought before the meeting in accordance with their best judgment.

By Order of the Board of Directors,

James W. Ashley, Jr.

Secretary

Hoffman Estates, Illinois
March 23, 2010

APPENDIX A

AMCOL INTERNATIONAL CORPORATION
2010 LONG-TERM INCENTIVE PLAN

1.	Preamble.

AMCOL International Corporation, a Delaware corporation (the “Company”), hereby establishes the AMCOL International Corporation 2010 Long-Term Incentive Plan (the “Plan”) as a means whereby the Company may, through awards of (i) incentive stock options (“ISOs”) within the meaning of section 422 of the Code, (ii) non-qualified stock options (“NSOs”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock (“Restricted Stock”) and (v) restricted stock units (“Restricted Stock Units”):

(a)	provide selected officers, directors and employees with additional incentive to promote the success of the Company’s business;

(b)	encourage such persons to remain in the service of the Company; and

(c)	enable such persons to acquire proprietary interests in the Company.

2.	Definitions and Rules of Construction.

2.01       “Affiliate” means any entity during any period that, in the opinion of the Committee, the Company has a significant economic interest in the entity.

2.02       “Award” means the grant of Options, SARs, Restricted Stock and/or Restricted Stock Units to a Participant.

2.03       “Award Date” means the date upon which an Award is awarded to a Participant under the Plan.

2.04       “Board” or “Board of Directors” means the board of directors of the Company.

2.05       “Cause” with respect to any Award shall have the meaning set forth in the Participant’s employment agreement, or if no meaning is set forth in the Participant’s employment agreement or there is no employment agreement, “Cause” shall mean: Participant’s commission of a felony or misdemeanor that involves fraud, dishonesty or moral turpitude; or Participant’s gross negligence or willful or intentional material misconduct in the performance of his duties.  The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

2.06       “Change of Control” with respect to any Award shall have the meaning set forth in the Participant’s employment agreement, or if no meaning is set forth in the Participant’s employment agreement or there is no employment agreement, “Change of Control” shall be deemed to have occurred on the first to occur of any of the following:

(a)
any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary, any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or any Excluded Person, becomes the Beneficial Owner (as defined in Rule 13d-3 (or any successor rule) of the Securities and Exchange Commission under the Exchange Act of 1934) of 50.1% or more of the Common Stock of the Company or of Voting Securities representing 50.1% or more of the combined voting power of the Company (such a person or group, a “50.1% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 49.9% of the common stock of such corporation and Voting Securities representing more than 49.9% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the Common Stock and Voting Securities of the Company, as the case may be and (ii) such corporation shall not be deemed a 50.1% Owner; or

(b)	the Incumbent Directors (determined using the Effective Date of this Plan as the baseline) cease for any reason to constitute at least one-half of the directors of the Company then serving; or

(c)
immediately prior to the consummation by the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of 50.1% of the consolidated assets of the Company or a plan of liquidation of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction (provided however, there shall be no Change of Control unless the Reorganization Transaction is actually consummated).

2.07       “Code” means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

2.08       “Committee” means the Compensation Committee of the Board of Directors.

2.09       “Common Stock” means Common Stock of the Company, par value $.01 per share.

2.10       “Company” means AMCOL International Corporation, a Delaware corporation, and any successor thereto.

2.11       “Covered Employee” means an Employee who is, or as determined by the Committee may become, a “covered employee” within the meaning of section 162(m) of the Code (or any successor provision), which generally means, the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Securities Exchange Act of 1934.

2.12       “Exchange Act” shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

2.13       “Excluded Person” means any of the Paul Bechtner Trust, Everett P. Weaver, The Estate of William D. Weaver or any Named Executive, any Affiliates or Family Member of any of the foregoing and any group (as such term is defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act) of which any of the foregoing is a member.

2.14       “Exempt Reorganization Transaction” means a Reorganization Transaction which results (i) in the Persons who were the direct or indirect owners of the outstanding Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 49.9% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing more than 49.9% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the common stock and voting Securities of the Company immediately before such Reorganization Transaction; (ii) in the Excluded Person owning 50% or more of the common stock of the Surviving Corporation or Voting Securities representing 50% or more of the combined voting power of the Surviving Corporation; or (iii) from any merger, reorganization, consolidation or similar transaction or a plan or agreement for sale or other disposition of 50.1% of the consolidated assets of the Company or a plan of liquidation of the Company pursuant to the Bankruptcy Code of Title 11 of the United States Code, as amended from time to time, or any similar or successor statute, domestic or foreign.

2.15       “Fair Market Value” means as of any date, the closing price for the Common Stock on that date, or if no sales occurred on that date, the next trading day on which actual sales occurred (as reported by the New York Stock Exchange or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

2.16       “Family Members” mean with respect to an individual, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the individual’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the individual) control the management of assets, and any other entity in which these persons (or the individual) own more than 50% of the voting interests.

2.17       “Good Reason” with respect to any Award shall have the meaning set forth in the Participant’s employment agreement, or if no meaning is set forth in the Participant’s employment agreement or there is no employment agreement, shall mean any of the following:

(a)	a material diminution in the Participant’s authority, duties or responsibilities from and after a Change of Control;

(b)	a material diminution in the base compensation payable to the Participant from and after a Change of Control; or

(c)
the relocation after a Change of Control of the Company’s place of business at which the Participant is principally located to a location that is greater than 50 miles from the site immediately prior to the Change of Control provided, however, that Participant must provide the Company with (x) written notice within sixty (60) days of the event that Participant believes constitutes “Good Reason” specifically identifying the acts or omissions constituting the grounds for Good Reason and (y) a reasonable cure period of not less than thirty (30) days following the date of such notice.

2.18       “Incumbent Directors” means individuals serving as members of the Board as of the Effective Date of this Plan; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of at least one-half of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), (iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any Beneficial Owner of Voting Securities representing 35% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

2.19       “ISO” means an incentive stock option within the meaning of section 422 of the Code.

2.20       “NSO” means a non-qualified stock option which is not intended to or does not qualify as an ISO under section 422 of the Code.

2.21       “Option” means an ISO or an NSO.

2.22       “Option Price” means the price per share of Common Stock at which an Option may be exercised.

2.23       “Participant” means an individual to whom an Award has been granted under the Plan.

2.24       “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period.  The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) return on capital employed; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) operating profit; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) share price performance; (x) implementation or completion of critical projects; (xi) return on equity; (xii) return on assets; and (xiii) earnings before interest, taxes, depreciation and amortization.  The Committee shall, within the time prescribed by section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.25       “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria.  Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, a division or business unit of the Company, or an individual.  The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period.  The Committee, in its discretion, may, within the time prescribed by section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.26       “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.27       “Plan” means this AMCOL International Corporation 2010 Long-Term Incentive Plan, as set forth herein and from time to time amended.

2.28       “Qualified Performance-Based Award” means an Award that is intended to qualify as “qualified performance-based compensation” within the meaning of section 162(m) of the Code and is designated as a Qualified Performance-Based Award pursuant to Section 14 hereof.

2.29       “Restricted Stock” means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.

2.30       “Restricted Stock Unit” means a unit awarded to a Participant pursuant to Section 8 of this Plan evidencing the right of a Participant to receive a fixed number of shares of Common Stock at some future date.

2.31       “SAR” means a stock appreciation right issued to a Participant pursuant to Section 9 of this Plan.

2.32       “SEC” means the Securities and Exchange Commission.

2.33       “Subsidiary” means any entity during any period which the Company owns or controls more than 50% of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

2.34       “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if securities representing more than 50% of the aggregate Voting Power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

2.35       “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

2.36       Rules of Construction:

2.36.1      Governing Law and Venue.  The construction and operation of this Plan are governed by the laws of the State of Delaware without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, and any litigation arising out of this Plan shall be brought in the Circuit Court of the State of Illinois or the United States District Court for the Eastern Division of the Northern District of Illinois.

2.36.2      Undefined Terms.  Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

2.36.3      Headings.  All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

2.36.4      Conformity with Section 422.  Any ISOs issued under this Plan are intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention.  Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

2.36.5      Gender.  Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

2.36.6      Singular and Plural.  Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

2.36.7      Severability.  If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

3.	Stock Subject to the Plan.

3.01       General Limitation.  Subject to adjustment as provided in Section 12 hereof, the aggregate number of shares of Common Stock for which Awards may be issued under this Plan may not exceed 2,000,000 shares.  Reserved shares may be either authorized but unissued shares or treasury shares, in the Board’s discretion.  If any Award shall terminate, expire, be cancelled or forfeited as to any number of shares of Common Stock (other than a cancellation within the meaning of Code section 162(m)), new Awards may thereafter be awarded with respect to such shares.

3.02       Individual Limitations.  Subject to adjustment as provided in Section 12 of the Plan:

(a)	the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual during any one calendar year is 200,000 shares; and

(b)	the maximum number of shares of Common Stock with respect to Qualified Performance-Based Awards that can be paid to any Covered Employee under the Plan for a Performance Period is 100,000 shares.

3.03       Incentive Stock Option Limitation.  Subject to adjustment as provided in Section 12 of the Plan, the maximum number of shares of Common Stock for which Awards may be granted under the Plan pursuant to ISOs shall be 500,000.

3.04       Restricted Stock Limitation.  Subject to adjustment as provided in Section 12 of the Plan, the maximum number of shares of Common Stock for which Awards of Restricted Stock or Restricted Stock Units may be granted under the Plan shall be 500,000.

4.	Administration.

The Committee shall administer the Plan.  All determinations of the Committee are made by a majority vote of its members.  The Committee’s determinations are final and binding on all Participants.  In addition to any other powers set forth in this Plan, the Committee has the following powers:

(a)	to construe and interpret the Plan;

(b)	to establish, amend and rescind appropriate rules and regulations relating to the Plan;

(c)
subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the form of agreements which evidence such Awards, the number of Options, Restricted Stock, Restricted Stock Units and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms, provisions and restrictions of the Awards (which need not be identical) and subject to Section 18 hereof, to amend or modify any of the terms of outstanding Awards provided, however, that except as permitted by Section 12.01, no outstanding Award may be repriced, whether through cancellation of the Award and the grant of a new Award, or the amendment of the Award, without the approval of the stockholders of the Company;

(d)	to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

(e)	generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

(f)	to determine the form in which tax withholding under Section 16 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, and except with respect to any Qualified Performance-Based Award intended to satisfy the requirements of Code section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

5.	Eligible Participants.

Present and future directors, officers and employees of the Company or any Subsidiary or Affiliate shall be eligible to participate in the Plan.  The Committee from time to time shall select those officers, directors and employees of the Company and any Subsidiary or Affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs, Restricted Stock Units and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

6.	Terms and Conditions of Non-Qualified Stock Options.

Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant.  Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

6.01       Option Period.  Each NSO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 11.01;

(ii)	10 years from the Award Date;

(iii)
in the case of a Participant who is an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates for any reason other than for Cause, death, total and permanent disability or retirement on or after age 65;

(iv)
in the case of a Participant who is a member of the board of directors of the Company or a Subsidiary or Affiliate, but not an employee of the Company, a Subsidiary or an Affiliate, three months after the Participant’s termination as a member of the board for any reason other than for Cause, death, total and permanent disability or retirement on or after age 65;

(v)
immediately upon the Participant’s termination of employment with the Company and its Subsidiaries and Affiliates or service on a board of directors of the Company or a Subsidiary or Affiliate for Cause;

(vi)	12 months after the Participant’s death or total and permanent disability;

(vii)	60 months after the Participant's termination of employment with the Company and its parent and Subsidiaries or service on the Board on account of retirement on or after age 65; or

(viii)	any other date specified by the Committee when the NSO is granted.

6.02       Option Price.  At the time granted, the Committee shall determine the Option Price of any NSO.  However, the Option Price shall not be less than 100% of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

6.03       Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, NSO Awards shall vest in accordance with Section 11.01.

6.04       Other Option Provisions.  The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

7.	Terms and Conditions of Incentive Stock Options.

Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee of the Company or a Subsidiary.  Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

7.01       Option Period.  Each ISO will expire as of the earliest of:

(i)	the date on which it is forfeited under the provisions of Section 11.01;

(ii)	10 years from the Award Date, except as set forth in Section 7.02 below;

(iii)	immediately upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause;

(iv)	three months after the Participant’s termination of employment with the Company and its Subsidiaries for any reason other than for Cause or death or total and permanent disability;

(v)	12 months after the Participant’s death or total and permanent disability;

(vi)	any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in section 422 of the Code or any successor thereto.

7.02       Option Price and Expiration.  The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than 100% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five years from the Award Date.

7.03       Vesting.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an Award, ISO Awards shall vest in accordance with Section 11.01.

7.04       Other Option Provisions.  The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code section 422 and the regulations thereunder.

7.05       $100,000 Limitation.  To the extent required by Code section 422, if the aggregate Fair Market Value (determined as of the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSOs.

8.	Terms and Conditions of Awards of Restricted Stock or Restricted Stock Units.

Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock or Restricted Stock Units to any Participant.  Each Award of Restricted Stock or Restricted Stock Units shall be evidenced by an agreement, in such form as is approved by the Committee, and, except as otherwise provided by the Committee, all shares of Common Stock awarded to Participants under the Plan as Restricted Stock and all Restricted Stock Units shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a)
Restricted Period.  Restricted Stock Units and shares of Restricted Stock awarded under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest, other than as permitted by Section 13 hereof.

(b)
Vesting.  Unless otherwise determined by the Committee, Awards of Restricted Stock and Restricted Stock Units under this Section 8 shall vest in accordance with Section 11.02.  Until a Participant’s shares of Restricted Stock vest, he will have all of the rights of a shareholder of the Company including, but not limited to, the right to vote such shares and the right to receive cash dividends declared thereon, but all noncash dividends and distributions with respect to shares of Restricted Stock shall be subject to the same vesting and other restrictions applicable to the underlying shares of Restricted Stock.

(c)
Certificate Legend for Restricted Stock Awards.  Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 8 of the AMCOL International Corporation 2010 Long-Term Incentive Plan and an Agreement entered into between the registered owner and AMCOL International Corporation.  Copies of such Plan and Agreement are on file at the principal office of AMCOL International Corporation.”

(d)
Restricted Stock Units.  In the case of an Award of Restricted Stock Units, no shares of Common Stock or other property shall be issued at the time such Award is granted.  Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, shares of Common Stock shall be issued to the holder of the Restricted Stock Units and evidenced in such manner as the Committee may deem appropriate.

9.	Terms and Conditions of Stock Appreciation Rights.

The Committee may, in its discretion, grant a SAR to any Participant under the Plan.  Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO.  A SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

Except as otherwise determined by the Committee and set forth in the Agreement, a SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable.  The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR.  Any ISO or NSO or portion thereof which is surrendered with a SAR shall no longer be exercisable.  A SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 11.02.  The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of a SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

10.	Manner of Exercise of Options.

To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option.  The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price.  The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, provided such shares of Common Stock meet such criteria as the Committee shall from time to time establish (e.g. that such shares are “mature” shares under generally accepted accounting principles).  The Committee may permit a Participant to elect to pay the Option Price upon the exercise of an Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise.  The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price.  If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for at least the greater of:

(a)	two years from the date the ISOs were granted; or

(b)	one year after the transfer of the shares of Common Stock to the Participant,

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code section 422.

11.	Vesting.

11.01     Options.  A Participant may not exercise an Option until it has vested.  The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date.  The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule:

Number of Years Since Award Date	Vested Percentage

Fewer than one	0%
One but fewer than two	33%
Two but fewer than three	66%
Three or more	100%

Notwithstanding the above schedule, unless otherwise determined by the Committee, a Participant’s Awards shall become fully vested if a Participant’s employment with the Company and its Subsidiaries and Affiliates or service on the board of directors of the Company, a Subsidiary or an Affiliate is terminated due to: (i) retirement on or after his sixty-fifth birthday; (ii) retirement on or after his fifty-fifth birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; or (iv) death.  Unless the Committee otherwise provides or the preceding sentence of this Section or Section 11.03 applies, if a Participant’s employment with or service to the Company, a Subsidiary or an Affiliate terminates for any other reason, any Awards that are not yet vested are immediately and automatically forfeited; provided, however, in such special circumstances as the Committee deems appropriate, the Committee may take such action as it deems equitable in the circumstances or in the best interests of the Company, including, without limitation, fully vesting an Award or waiving or modifying any other limitation or requirement under the Award.

A Participant’s employment shall not be considered to be terminated hereunder by reason of a transfer of his employment from the Company to a Subsidiary or Affiliate, or vice versa, or a leave of absence approved by the Participant’s employer.  A Participant’s employment shall be considered to be terminated hereunder if, as a result of a sale or other transaction, the Participant’s employer ceases to be a Subsidiary or Affiliate (and the Participant’s employer is or becomes an entity that is separate from the Company and its Subsidiaries and Affiliates).

11.02     Restricted Stock, Restricted Stock Units and SARs.  The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock, Restricted Stock Units or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule set forth in the Agreement evidencing the Award, such Award shall vest in accordance with Section 11.01.

11.03     Effect of “Change of Control”.   Notwithstanding Sections 11.01 and 11.02 above, if within 12 months following a “Change of Control” the employment of a Participant with the Company and its Subsidiaries and Affiliates is terminated without Cause or the Participant resigns for Good Reason, any Award issued to the Participant shall be fully vested, and in the case of an Award other than an Award of Restricted Stock or Restricted Stock Units, fully exercisable for 90 days following the date on which the Participant’s service with the Company and its Subsidiaries and Affiliates is terminated, but not beyond the date the Award would otherwise expire but for the Participant’s termination of employment.

12.	Adjustments to Reflect Changes in Capital Structure.

12.01     Adjustments.  If there is any change in the corporate structure or shares of the Company (a “Corporate Transaction”), the Committee may make appropriate adjustments, including, but not limited to, such adjustments deemed necessary to prevent accretion, or to protect against dilution, in the number and kind of shares of Common Stock with respect to which Awards may be granted under this Plan (including the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan in the aggregate and individually to any Participant during any calendar year as specified in Section 3) and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price.  For the purposes of this Section 12, a Corporate Transaction includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation (including a partial liquidation) and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.  Notwithstanding the foregoing, to the extent that a Corporate Transaction involves a nonreciprocal transaction between the Company and its stockholders that causes the per-share fair value of the Common Stock underlying outstanding awards under this Plan to change, such as a stock dividend, stock split, spin-off, rights offering, or recapitalization through a large nonrecurring cash dividend (an “Equity Restructuring”), the Committee shall be required to make or provide for such adjustments set forth above that, in its sole discretion, are required to equalize the value of the outstanding awards under this Plan before and after the Equity Restructuring.

12.02     Cashouts.  In the event of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, or other extraordinary corporate transaction, the Committee may, in such manner and to such extent (if any) as it deems appropriate and equitable, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards for the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to any ISO no such adjustment may be made that would cause the Plan to violate section 422 of the Code (or any successor provision).

12.03     Section 409A.  Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 12 hereof to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code unless the Participant consents otherwise; (ii) any adjustments made pursuant to Section 12 of the Plan to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments pursuant to Section 12 of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code to be subject thereto.

13.	Nontransferability of Awards.

13.01     ISOs.  ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.  During a Participant’s lifetime, his ISOs may be exercised only by him.

13.02     Awards Other Than ISOs.  All Awards granted pursuant to this Plan other than ISOs are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee’s discretion after vesting.  With the approval of the Committee, a Participant may transfer an Award (other than an ISO) for no consideration to or for the benefit of one or more Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer.  The transfer of an Award pursuant to this Section 13 shall include a transfer of the right set forth in Section 18 hereof to consent to an amendment or revision of the Plan and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.  The provisions of this Section 13 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

14.	Performance-Based Awards.

14.01     Purpose.  The purpose of this Section 14 is to provide the Committee the ability to qualify Awards of Restricted Stock and Restricted Stock Units as Qualified Performance-Based Awards.  If the Committee, in its discretion, decides to grant to a Covered Employee an Award of Restricted Stock or Restricted Stock Units that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section 14 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Awards of Restricted Stock or Restricted Stock Units to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 14.

14.02     Applicability.  This Section 14 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards.  The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

14.03     Procedures with Respect to Qualified Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Award requirements of section 162(m)(4)(C) of the Code, with respect to any Award of Restricted Stock or Restricted Stock Units that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period.  Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period.  No Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Award is subject have been achieved.  The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the agreement evidencing the Award.

14.04     Payment of Qualified Performance-Based Awards.  Unless otherwise provided in the applicable agreement evidencing the Award, a Participant must be employed by the Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant.  Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

14.05     Additional Limitations.  Notwithstanding any other provision of the Plan, any Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award under this Section 14 shall be subject to any additional limitations set forth in section 162(m) of the Code (including any amendment to section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.  Notwithstanding the provisions of section 11, unless otherwise determined by the Committee, in the event of retirement at any age, any Performance-Based Awards shall vest based on performance to date.

14.06     Effect on Other Plans and Arrangements.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

15.	Rights as Stockholder.

No Common Stock may be delivered upon the exercise of any Option until full payment has been made.  A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares except as otherwise determined by the Committee and set forth in the Agreement.

16.	Withholding Taxes.

The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock at the minimum rate legally required, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

17.	No Right to Employment.

Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its Subsidiaries or Affiliates, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18.	Amendment of the Plan.

The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part, subject to the following limitations:

(a)
no amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, no such consent shall be required if the Committee determines in its sole and absolute discretion that the amendment or revision (i) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (ii) in connection with any transaction or event described in Section 12, is in the best interests of the Company or its shareholders. The Committee may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence.

(b)	no amendment may increase the limitations on the number of shares set forth in Section 3, unless any such amendment is approved by the Company’s stockholders; and

(c)	no amendment may be made to the provisions of Section 4(c) relating to repricing unless such amendment is approved by the Company’s stockholders;

provided, however, that adjustments pursuant to Section 12.01 shall not be subject to the foregoing limitations of this Section 18.

19.	Conditions Upon Issuance of Shares.

An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock or Restricted Stock Units shall not be awarded until and unless the Award of Restricted Stock or Restricted Stock Units, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

20.	Substitution or Assumption of Awards by the Company.

The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan.  Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant.  In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to section 424(a) of the Code).  In the event the Company elects to grant a new Award rather than assuming an existing option, such new Award may be granted with a similarly adjusted exercise price.

21.	Section 409A.

It is the intention of the Company that no Award shall be “deferred compensation” subject to section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly.  The terms and conditions governing any Awards that the Committee determines will be subject to section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable agreement governing the Award, and shall comply in all respects with section 409A of the Code.

22.	Clawbacks.

(a)
Notwithstanding any other provision of the Plan to the contrary, including Section 18(a) hereof, which prohibits material and adverse changes to any outstanding Award without the consent of the affected Participant (or, if the Participant is not then living, the affected beneficiary), all Awards granted to a Participant under this Plan shall be subject to the provisions of this Section unless there is an employment or other agreement in effect with the Participant governing clawbacks that applies to Awards under this Plan.

(b)
In the event of a restatement of the Company’s previously issued financial statements, the Committee will review the circumstances regarding the restatement and all Awards outstanding during any part of the time periods restated.  If the Committee determines that a restatement is required due in whole or in part to the failure of a Participant to act reasonably, then (i) if the Participant exercised or settled an Award during the time periods restated, the Participant shall forfeit and repay to the Company any cash or shares of Common Stock received in connection with such exercise or settlement (or an amount equal to the fair market value of such Common Stock on the date of delivery if the Participant no longer holds the shares of Common Stock) in excess of what the Participant would have received absent the restated financial statements; and (ii) if the vesting of any Awards held by a Participant are based on the achievement of pre-established performance goals that are later determined, as the result of the accounting restatement, not to have been achieved, the vesting of such Awards shall be corrected to reflect the effect of the accounting restatement.

23.	Effective Date and Termination of Plan.

23.01     Effective Date.  This Plan is effective as of the date of its approval by the stockholders of the Company.

23.02     Termination of the Plan.  The Plan will terminate 10 years after the date it is approved by the stockholders of the Company; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards.  Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

APPENDIX B

AMCOL INTERNATIONAL CORPORATION
2010 CASH INCENTIVE PLAN

1.           Purpose.  The purpose of the AMCOL International Corporation 2010 Cash Incentive Plan (the “Plan”) is to provide performance-based incentive cash compensation to executive officers and other selected key employees of AMCOL International Corporation (the “Company”) and its subsidiaries, in order to promote the growth, performance and success of the Company.

2.	Administration.

2.1           The Committee.  The Plan will be administered by the Compensation Committee of the Company’s board of directors (the “Committee”).

2.2           Responsibility and Authority of the Committee.  Subject to the provisions of the Plan, the Committee, acting in its discretion, will have responsibility and authority to (a) select the individuals who may participate in the Plan, which individuals shall be executive officers or other key employees of the Company or its subsidiaries, (b) prescribe the terms and conditions of each participant’s award and make amendments thereto, (c) determine whether and the extent to which performance goals have been met, (d) construe, interpret and apply the provisions of the Plan and of any agreement or other document evidencing an award made under the Plan, and (e) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan.  The Committee’s interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and any person granted an opportunity under the Plan.

3.	Performance-Based Compensation Opportunities.

3.1           General.  Each award made under the Plan will represent the right to receive incentive cash compensation upon the achievement of specific objective target performance goals that are established by the Committee in writing and communicated to the recipient of the award by the 90th day of the applicable performance period or, if earlier, before 25% of the applicable performance period has elapsed.  The Committee will determine the performance period applicable to an award.  Subject to the requirements of the Plan and applicable law, each award will contain such other terms and conditions as the Committee, acting in its discretion, may prescribe.

3.2           Performance Goals.  The amount, if any, payable to a participant with respect to an award will depend upon whether and the extent to which the performance goal(s) of the award are achieved during the applicable performance period.  Performance goals may be established periodically and on a corporate-wide basis and/or with respect to operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.  The Committee may establish different levels of payment under an award to correspond with different levels of achievement of performance goals specified in the award.  Awards may contain more than one target performance goal.  Multiple performance goals contained in an award may be aggregated, weighted, expressed in the alternative or otherwise specified by the Committee.  The level or levels of performance specified with respect to a performance goal may be expressed in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine.  Notwithstanding anything to the contrary contained in the Plan, the performance goals under any award must be objective and must otherwise meet the requirements of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

3.3           Business Criteria for Performance Goals.  Target performance goals may be based upon one or more objective business criteria that apply to the individual participant, one or more business units or subsidiaries or the Company as a whole.  The business criteria shall be as follows, individually or in combination: (i) return on capital employed; (ii) earnings per share; (iii) net sales; (iv) net earnings; (v) operating profit; (vi) expense control; (vii) working capital relating to inventory and/or accounts receivable; (viii) operating margin; (ix) share price performance; (x) implementation or completion of critical projects; (xi) return on equity; (xii) return on assets; and (xiii) earnings before interest, taxes, depreciation and amortization.  The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance goals for a performance period in order to prevent the dilution or enlargement of the rights of participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

3.4           Adjustments.  The Committee may reduce or eliminate an award made under the Plan for any reason, including, without limitation, changes in the position or duties of a participant during or after a performance period, whether due to termination of employment (including death, disability, retirement, voluntary termination or termination with or without cause) or otherwise.

3.5           Certification.  Following the completion of the performance period applicable to an award, the Committee shall determine and shall certify in writing whether and the extent to which the performance goal(s) under the award have been achieved, as well as the amount, if any, payable to the participant as a result of such achievement(s), which determination(s) and certification(s) shall be subject to and shall be made in accordance with the requirements of Section 162(m) of the Code.

3.6           Payment of Amounts Earned.  Subject to such deferral and/or other conditions as may be permitted or required by the Committee, cash amounts earned under an award will be paid or distributed as soon as practicable following the Committee’s determination and certification of such amounts but in no event later than the 15th day of the third month following the end of the Company’s fiscal year during which the award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

3.7           Maximum Annual Amount Payable to a Participant.  Notwithstanding anything to the contrary contained herein, no individual may earn more than two million dollars ($2,000,000) in any calendar year pursuant to an award made to such individual under the Plan.

3.8           Deferral.  Notwithstanding anything contained herein to the contrary, if permitted under Section 409A of the Code, in the event that all or a portion of an incentive award shall be ineligible for treatment as “qualified performance-based compensation” under Section 162(m) of the Code, the Company, in its sole discretion, shall have the right, with respect to any participant who is a “covered employee” under Section 162(m) of the Code, to defer, in whole or in part, such participant’s receipt of payment of his or her incentive award that the Company reasonably anticipates would not be deductible by reason of Section 162(m) of the Code until either (i) the Company’s first fiscal year in which the Company reasonably anticipates, or should reasonably anticipate, that deductibility of the payment will not be limited by Section 162(m) of the Code, or (ii) the period beginning with the date of the participant’s “separation from service” (within the meaning of Section 409A of the Code) and ending on the later of the last day of the Company’s fiscal year that includes the separation from service or the fifteenth day of the third month following the separation from service; provided that all other scheduled payments of deferred compensation (as defined in Section 409A of the Code) to the same participant that could be deferred in order to insure their deductibility under Section 162(m) of the Code are also deferred.  Where the payment is delayed to a date on or after the participant’s separation from service, the date that is six months after the separation from service of a participant shall be substituted for the date of the participant’s separation from service in clause (ii) of the preceding sentence if the participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code.  No election may be provided a participant with respect to the timing of any payment that is delayed under this Section 3.8.

4.           Non-transferability.  No interest in or under an award made or a payment due or to become due under the Plan may be assigned, transferred or otherwise alienated other than by will or the laws of descent and distribution, and any attempted assignment, alienation, sale, transfer, pledge, encumbrance, charge or other alienation of any such interest shall be void and unenforceable.

5.           No Right to Continued Employment.  No award and nothing contained in the Plan or in any document relating to the Plan shall confer upon an eligible employee or participant any right to continue as an employee of the Company or a subsidiary or constitute a contract or agreement of employment.

6.           Withholding Taxes.  The Company (or the relevant subsidiary or affiliate) shall have the right to deduct from all payouts of opportunities hereunder any federal, state, local or foreign taxes required by law to be withheld with respect to such payouts.

7.           Amendment and Termination.  The board of directors of the Company may amend the Plan at any time and from time to time. Any such amendment may be made without approval of the Company’s shareholders unless and except to the extent such approval is required in order to satisfy the shareholder approval requirements of Section 162(m) of the Code.  The Company’s board of directors may terminate the Plan at any time.

8.           Unfunded Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payout of any award under the Plan.

9.           Clawbacks.

9.1           General.  Notwithstanding any other provision of this Plan to the contrary, all awards granted to a Participant under this Plan shall be subject to the provisions of this Section 9 unless there is an employment or other agreement in effect with the Participant governing clawbacks that applies to awards under this Plan.

9.2           Effect of Financial Restatement.  In the event of a restatement of the Company’s previously issued financial statements, the Committee will review the circumstances regarding the restatement and all awards outstanding during any part of the time periods restated.  If the Committee determines that a restatement is required due in whole or in part to the failure of a Participant to act reasonably and the Participant was paid or distributed an award that included within the applicable performance period any portion of the time periods restated, the Participant shall forfeit and repay to the Company any amounts paid or distributed in connection with such award in excess of what the Participant would have been paid or distributed absent the restated financial statements.

10.         Miscellaneous.

10.1           Governing Law.  The Plan and any award made under the Plan shall be subject to and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

10.2           Section 162(m) of the Code.  It is intended that amounts payable pursuant to awards made under the Plan shall constitute “qualified performance-based compensation” and thus be exempt from the annual $1 million limitation on the deductibility of executive compensation.  The Plan and each award made under the Plan will be interpreted, construed and applied accordingly.

10.3           Effective Date.  Subject to its approval by the shareholders, the Plan shall be effective as of January 1, 2010 and shall remain effective until the first annual meeting of shareholders in the 2015 fiscal year, subject to the right of the board of directors of the Company to terminate the Plan.  Any award made under the Plan prior to approval of the shareholders shall be effective as of the date made (unless the Committee specifies otherwise at the time an award is made), but no award may be paid out prior to approval of the Plan by the shareholders.  In addition, if the shareholders fail to approve the Plan, any award made under the Plan shall be cancelled.  The performance criteria specified in the Plan shall be re-submitted for shareholder approval as and when required by Treasury Department regulations in order to ensure compliance with the shareholder approval requirements of Section 162(m) of the Code on an ongoing basis.

**AMCOL INTERNATIONAL CORPORATION**
**2870 FORBS AVE**
**HOFFMAN ESTATES, IL 60192**

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M20245-P89837 — KEEP THIS PORTION FOR YOUR RECORDS

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**AMCOL INTERNATIONAL CORPORATION**

**The Board of Directors recommends a vote FOR each of the nominees for director listed below:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect three (3) directors for a three-year term or until their successors are elected and qualified | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____________________________

**Nominees**
01) Arthur Brown
02) Jay D. Proops
03) Paul C. Weaver

**The Board of Directors recommends you vote FOR the following proposals:**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

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| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

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M20246-P89837

AMCOL INTERNATIONAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2010

This Proxy is Solicited on Behalf of the Board of Directors

As a shareholder of AMCOL International Corporation (the "Company"), I acknowledge receipt of the Notice of Annual Meeting and accompanying Proxy Statement and appoint John Hughes, Lawrence E. Washow and Clarence O. Redman, or any one of them, with full power of substitution as proxies, to vote all shares of stock of the Company that I am entitled to vote, at the annual meeting of shareholders to be held on Thursday, May 6, 2010, 11:00 a.m., Central Daylight Saving Time, and at any adjournment thereof, at AMCOL Corporate Headquarters, 2870 Forbs Avenue, Hoffman Estates, Illinois.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. **IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.** IF OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES ABOVE.

(Continued and to be signed on reverse side)